Exhibit 10.1

_______________________________________________________________

LOAN AGREEMENT

DATED AS OF DECEMBER 27, 2019

BETWEEN

BSV COLONIAL OWNER LLC, BSV LAMONTICELLO OWNER LLC, BSV DEKALB

LLC, BSV CRESTVIEW SQUARE LLC, BSV CORAL HILLS LLC, AND BSV WEST

BROAD COMMONS LLC,

COLLECTIVELY, AS BORROWER

AND

BIG REAL ESTATE FINANCE I, LLC

AS LENDER

_________________________________________________________________

Table of Contents

Page

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION	1
1.1	DEFINITIONS	1
1.2	PRINCIPLES OF CONSTRUCTION	1
2.	GENERAL LOAN TERMS	1
2.1	THE LOAN	1
2.2	ADDITIONAL ADVANCES	1
2.3	INTEREST; MONTHLY PAYMENTS.	3
2.4	LOAN REPAYMENT.	5
2.5	RELEASE OF PROPERTY	6
2.6	PAYMENTS & COMPUTATIONS.	6
2.7	INTEREST RATE CAP AGREEMENTS.	7
2.8	FEES.	9
2.9	EXTENSION OPTION	10
2.10	CERTAIN PAYMENTS	11
3.	CASH MANAGEMENT & RESERVES	12
3.1	CASH MANAGEMENT ARRANGEMENTS	12
3.2	REQUIRED REPAIRS.	12
3.3	TAXES & INSURANCE	13
3.4	CAPITAL EXPENSE RESERVES	14
3.5	ROLLOVER RESERVES.	14
3.6	FOOD LION RESERVE.	16
3.7	OPERATING EXPENSE SUBACCOUNT	17
3.8	CASUALTY/CONDEMNATION SUBACCOUNT	17
3.9	SECURITY DEPOSITS	17
3.10	CASH COLLATERAL SUBACCOUNT	17
3.11	GRANT OF SECURITY INTEREST; APPLICATION OF FUNDS	18
3.12	PROPERTY CASH FLOW ALLOCATION.	18
3.13	EXISTING TI/LC OBLIGATIONS RESERVES.	19
3.14	WEST BROAD SSDS RESERVE.	19

i

3.15	DISBURSEMENTS UPON PARTIAL RELEASE.	20
4.	REPRESENTATIONS & WARRANTIES	20
4.1	ORGANIZATION; SPECIAL PURPOSE	20
4.2	PROCEEDINGS; ENFORCEABILITY	20
4.3	NO CONFLICTS	21
4.4	LITIGATION	21
4.5	AGREEMENTS	21
4.6	TITLE	22
4.7	NO BANKRUPTCY FILING	22
4.8	FULL & ACCURATE DISCLOSURE	22
4.9	TAX FILINGS	23
4.10	ERISA; NO PLAN ASSETS	23
4.11	COMPLIANCE	23
4.12	CONTRACTS	24
4.13	FEDERAL RESERVE REGULATIONS; INVESTMENT COMPANY ACT	24
4.14	EASEMENTS, UTILITIES & PUBLIC ACCESS	24
4.15	PHYSICAL CONDITION	24
4.16	LEASES	25
4.17	FRAUDULENT TRANSFER	25
4.18	OWNERSHIP OF BORROWER	25
4.19	MANAGEMENT AGREEMENT	25
4.20	HAZARDOUS SUBSTANCES	26
4.21	NAME; PRINCIPAL PLACE OF BUSINESS	26
4.22	OTHER DEBT	26
4.23	EMBARGOED PERSON	26
4.24	ANTI-MONEY LAUNDERING	27
4.25	EQUITY INVESTMENT	27
5.	COVENANTS	27
5.1	EXISTENCE	27
5.2	TAXES	27
5.3	REPAIRS; MAINTENANCE & COMPLIANCE; ALTERATIONS.	28
5.4	PERFORMANCE OF OTHER AGREEMENTS.	29

5.5	COOPERATE IN LEGAL PROCEEDINGS	29
5.6	FURTHER ASSURANCES	29
5.7	ENVIRONMENTAL MATTERS.	29
5.8	TITLE TO THE PROPERTY; LIENS	31
5.9	LEASES.	31
5.10	ESTOPPEL STATEMENT	33
5.11	PROPERTY MANAGEMENT.	33
5.12	SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY	34
5.13	INTENTIONALLY OMITTED.	34
5.14	CHANGE IN BUSINESS OR OPERATION OF PROPERTY	34
5.15	ZONING	34
5.16	NO JOINT ASSESSMENT	35
5.17	PRINCIPAL PLACE OF BUSINESS	35
5.18	CHANGE OF NAME, IDENTITY OR STRUCTURE	35
5.19	INDEBTEDNESS	35
5.20	LICENSES	35
5.21	COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC	35
5.22	ERISA.	35
5.23	PROHIBITED TRANSFERS	36
5.24	LIENS	36
5.25	DISSOLUTION	36
5.26	EXPENSES	36
5.27	INDEMNITY	37
5.28	EMBARGOED PERSON.	38
5.29	ANTI-MONEY LAUNDERING	39
5.30	ACCESS TO PROPERTY	39
5.31	MODIFICATIONS AND WAIVERS.	39
5.32	CERTAIN ADDITIONAL RIGHTS OF LENDER (VCOC)	40
5.33	O&M PROGRAM	40
5.34	RIGHT TO PARTIAL RELEASE	40
5.35	MVB BANK AND EAGLEBANK.	43
5.36	PROPERTY SECURITY.	43
6.	NOTICES & REPORTING	43

6.1	NOTICES	43
6.2	BORROWER NOTICES AND DELIVERIES	44
6.3	FINANCIAL REPORTING.	45
7.	INSURANCE; CASUALTY; CONDEMNATION	47
7.1	INSURANCE.	47
7.2	CASUALTY.	51
7.3	CONDEMNATION.	52
7.4	APPLICATION OF PROCEEDS OR AWARD.	52
8.	DEFAULTS	54
8.1	EVENTS OF DEFAULT	54
8.2	REMEDIES.	56
9.	SPECIAL PROVISIONS	57
9.1	SALE OF NOTE; SECONDARY MARKET TRANSACTION, SYNDICATION.	57
10.	MISCELLANEOUS	61
10.1	EXCULPATION	61
10.2	BROKERS AND FINANCIAL ADVISORS	65
10.3	RETENTION OF SERVICER AND CUSTODIAN	66
10.4	SURVIVAL	66
10.5	LENDER’S DISCRETION	66
10.6	GOVERNING LAW.	67
10.7	MODIFICATION, WAIVER IN WRITING	68
10.8	TRIAL BY JURY	68
10.9	HEADINGS/SCHEDULES/EXHIBITS	69
10.10	SEVERABILITY	69
10.11	PREFERENCES	69
10.12	CERTAIN WAIVERS	69
10.13	REMEDIES OF BORROWER	69
10.14	PRIOR AGREEMENTS	70
10.15	OFFSETS, COUNTERCLAIMS AND DEFENSES	70
10.16	PUBLICITY	70
10.17	NO USURY	71
10.18	CONFLICT; CONSTRUCTION OF DOCUMENTS	71

10.19	NO THIRD PARTY BENEFICIARIES	71
10.20	YIELD MAINTENANCE PREMIUM	71
10.21	ASSIGNMENT	72
10.22	SET-OFF	72
10.23	COUNTERPARTS	72
10.24	RIGHT OF FIRST OFFER TO REFINANCE LOAN.	72
10.25	PROOFS OF CLAIM	73
10.26	WAIVER OF STAY	73

v

LOAN AGREEMENT

THIS LOAN AGREEMENT dated as of December 27, 2019 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) between BSV COLONIAL OWNER LLC, BSV LAMONTICELLO OWNER LLC AND BSV WEST BROAD COMMONS LLC, each a Virginia limited liability company, BSV CRESTVIEW SQUARE LLC AND BSV CORAL HILLS LLC, each a Maryland limited liability company, and BSV DEKALB LLC, a Pennsylvania limited liability company (individually and collectively, as the context may require, together with its permitted successors and assigns, “Borrower”), and BIG REAL ESTATE FINANCE I, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

1.     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1     DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Schedule 1 attached hereto.

1.2     PRINCIPLES OF CONSTRUCTION. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to”, and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP or tax accounting principles, in either case consistently applied.

2.     GENERAL LOAN TERMS

2.1     THE LOAN. Lender is making a loan (the “Loan”) to Borrower on the date hereof, in the maximum, original principal amount of up to SIXTY-SIX MILLION EIGHT HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($66,850,000.00), which shall, subject to Section 2.9 below, mature on the Stated Maturity Date. Borrower acknowledges receipt of the Initial Advance, the proceeds of which are being and shall be used to: (i) repay and discharge existing loans relating to the Property, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. No amount repaid in respect of the Loan may be re-borrowed. Borrower hereby represents and warrants to Lender that, in connection with the closing of the Loan, none of Borrower, Guarantor or any officer, director, employee or Affiliate of Borrower or Guarantor will, directly or indirectly, receive any of the distributions designated for those Persons identified as Class A Members on Schedule 11 attached hereto.

2.2     ADDITIONAL ADVANCES. On the date hereof, Lender has advanced a portion of the Loan in an amount of SIXTY-THREE MILLION SEVEN HUNDRED SEVENTY-NINE THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($63,779,500.00) (the “Initial Advance”). A portion of the proceeds of the Loan in an amount equal to THREE MILLION SEVENTY THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($3,070,500.00) (the “Future Advance”) shall not be advanced on the Closing Day by Lender and shall not be considered part of the outstanding principal balance of the Loan and shall not accrue interest until such time as, either (i) the same is advanced by Lender in accordance with the terms of Section 2.2.1 or (ii) any unfunded portion of the Future Advance is funded into the Leasing Reserve as provided in Section 2.2.2 below. Concurrently with any advance of Loan proceeds hereunder, Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Lender, including, but not limited to, reasonable costs associated and incurred with the preparation and review of third party reports and reasonable attorneys’ fees based on the conditions set forth in Section 2.2.1.

2.2.1     FUTURE ADVANCE. So long as no Event of Default has occurred and is continuing, subject to the satisfaction of the conditions set forth herein, Lender shall make one or more advances in an aggregate amount not to exceed the principal amount of the Future Advance for Approved Leasing Expenses. The making of any advance shall not be deemed a waiver of Lender’s rights and/or remedies hereunder, nor shall it be construed to be a waiver of any of the conditions precedent to Lender’s obligations to make further or future advances of the Future Advance. The Future Advance shall be subject to Borrower’s compliance with the following conditions precedent to Lender’s satisfaction:

(a)     No Event of Default has occurred and is continuing at the time of an advance of any portion of the Future Advance;

(b)     Borrower shall submit completed duplicate original requests for each advance, certified as true and correct by Borrower, to Lender and Servicer (an “Advance Request”), setting forth the Future Advance amount desired and the purpose of the advance, not later than the fifteenth (15th) day of the calendar month preceding the Payment Date on which the requested advance is to be made and, subject to the other terms and conditions of this Section 2.2.1, Lender shall fund such Future Advance on such Payment Date;

(c)     Borrower shall not submit more than one (1) Advance Request in any calendar month or any Advance Request for an amount less than Fifty Thousand and No/100 Dollars ($50,000.00) (except for the final advance of the Future Advance);

(d)     Prior to the funding of any amount requested in the Advance Request, Lender shall have received an Officer’s Certificate certifying (v) that such funds will be used only to pay Approved Leasing Expenses and a description thereof, (w) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (x) that the same has not been the subject of a previous disbursement, (y) that all previous disbursements have been used only to pay the previously identified Approved Leasing Expenses, and (z) that any construction work associated with such Approved Leasing Expenses has been completed in good and workmanlike manner and in accordance with all applicable Legal Requirements and in accordance with approved plans and specifications therefor, and remaking, as of the date of the request, and as of the date of funding such request, each of the representations and warranties in Article 4 below;

(e)     Borrower shall have complied with and satisfied all General Construction Work Requirements;

(f)     Lender shall have received such other evidence as Lender shall reasonably request that the work to be paid by the requested advance has been completed in accordance with all General Construction Work Requirements and all applicable Legal Requirements; and

(g)     Borrower shall have executed and delivered to Lender such other certificates, documents or instruments as Lender may reasonably require, and shall have provided to Lender such other information or materials reasonably required by Lender.

2.2.2     LEASING RESERVE. If all or any part of the Future Advance has not been advanced in accordance with Section 2.2.1 above on or before the first anniversary of the date hereof, then, Lender shall have the right, in its sole discretion, to advance the remaining balance of the Future Advance to Borrower, in which event Borrower shall deposit such advance with Lender and Lender shall cause such amount to be transferred to a Subaccount and shall be held by Lender as a reserve (the “Leasing Reserve”) in accordance with the terms of this Section 2.2.2. From and after the date of the advance by Lender of the remaining balance of the Future Advance in accordance with this Section 2.2.2, the amount thereof shall be considered part of the outstanding principal balance of the Loan and shall accrue interest as provided in Section 2.3 below. Borrower shall have the right to draw upon the Leasing Reserve on the same terms and conditions upon which Borrower could request an advance under Section 2.2.1 above. Notwithstanding anything to the contrary contained in this Section 2.2, upon the occurrence and during the continuance of an Event of Default, Lender may apply all amounts deposited into the Leasing Reserve and other proceeds of repayment in such order and in such manner as Lender shall elect in its sole and absolute discretion.

2.3     INTEREST; MONTHLY PAYMENTS.

2.3.1     GENERALLY. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as provided herein. On the date hereof, Borrower shall pay interest on the unpaid Principal from the date hereof through and including December 31, 2019 and commencing on February 1, 2020 and on each Payment Date thereafter through and including the Maturity Date, Borrower shall pay interest on the unpaid Principal accrued and accruing through the last day of the applicable Interest Period; provided, however, if the Stated Maturity Date has been extended to the Extended Maturity Date pursuant to Section 2.9 hereof, then on each Payment Date from the Stated Maturity Date through and including the Extended Maturity Date, Borrower shall also pay to Lender the applicable Debt Service. All accrued and unpaid interest and other amounts under the Note, this Agreement and the other Loan Documents shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s sole and absolute discretion.

2.3.2     DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.3.3     TAXES. Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section as “Applicable Taxes”). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section shall be made within ten (10) days after the date Lender makes written demand therefor.

2.3.4     BREAKAGE INDEMNITY. Borrower shall indemnify Lender against any loss or expense which Lender actually sustains or incurs in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date, and (ii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise), and sums which it is entitled to receive pursuant to this Section. A statement as to any additional amounts payable pursuant to this Section submitted by Lender to Borrower shall be conclusive in the absence of manifest error. Borrower’s obligations under this Section are in addition to Borrower’s obligations to pay any Yield Maintenance Premium applicable to any payment or prepayment of Principal.

2.3.5     REQUIREMENTS OF LAW.

(a)     If any Legal Requirement or any change in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)     shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or the Loan (excluding net income taxes) or change the basis of taxation of payments to Lender in respect thereof;

(ii)     shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or other extensions of credit by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the LIBOR hereunder; or

(iii)     shall impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender, by an amount which Lender deems to be material, of making or maintaining the Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall, from time to time, upon receipt of prior written notice of not less than ten (10) Business Days of such fact and a reasonably detailed description of the circumstances, promptly pay Lender such additional amounts as will compensate Lender for such increased cost or reduced amount receivable (provided such additional amounts are then being charged by Lender to its borrowers under similar loans generally) and are not prohibited by such Legal Requirements to be charged back.

(b)     If Lender shall have determined that the adoption of or any change in any Legal Requirement regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder by an amount deemed by Lender to be material (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy), then from time to time, Borrower shall promptly, upon no less than thirty (30) days’ notice from Lender, pay to Lender such additional amount or amounts as will compensate Lender for such reduction (provided such additional amounts are then being charged by Lender to its borrowers under similar loans generally).

If Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by Lender to Borrower shall be conclusive in the absence of manifest error or the provision of immediate proof by Borrower to the contrary.

2.4     LOAN REPAYMENT.

2.4.1     REPAYMENT. Borrower shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, to accrued and unpaid interest at the Interest Rate; Second, to Principal; Third, to the Exit Fee and any other amounts then due and owing under the Loan Documents, including the Yield Maintenance Premium (if such repayment or prepayment occurs on or prior to the Yield Maintenance Date). If prior to the Stated Maturity Date (or the Extended Maturity Date, as applicable), the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium (if the Maturity Date is accelerated to a date on or prior to the Yield Maintenance Date) and Exit Fee. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed in lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s sole and absolute discretion.

2.4.2     MANDATORY PREPAYMENTS. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4.2 and as provided in this Agreement (collectively, a “Mandatory Prepayment”). Each Casualty/Condemnation Prepayment, after deducting Lender’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, and each other Mandatory Prepayment shall be applied in the same manner as repayments under Section 2.4.1, and if such Mandatory Prepayment is made on any date other than a Payment Date, then such Mandatory Payment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Provided that no Event of Default is continuing, any Casualty/Condemnation Prepayment under this Section shall be without the payment of the Yield Maintenance Premium, but subject to payment of the Exit Fee.

2.4.3     OPTIONAL PAYMENTS. Borrower shall have the right to prepay all, but not part (except as set forth in Section 5.34 hereof), of the Principal on any Payment Date provided that Borrower gives Lender at least thirty (30) days’ (and, prior to the Yield Maintenance Date, not more than sixty (60) days’), prior written notice thereof and such prepayment is accompanied by (a) if prepayment is made prior to the Yield Maintenance Date, the Yield Maintenance Premium, and (b) the Exit Fee applicable thereto. If any such prepayment is not made on a Payment Date, Borrower shall also pay interest that would have accrued on such prepaid Principal to but not including the next Payment Date.

2.5     RELEASE OF PROPERTY. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrower, assign to Borrower’s designee (without representation or warranty by and without any recourse against Lender whatsoever) the Lien of the Loan Documents if not theretofore released.

2.6     PAYMENTS & COMPUTATIONS.

2.6.1     MAKING OF PAYMENTS. Each payment by Borrower shall be made in funds settled through New York Clearing House Interbank Payment Systems or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

2.6.2     COMPUTATIONS. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.6.3     LATE PAYMENT CHARGE. If any Principal, interest or other sum due under any Loan Document (other than the Principal due on the Maturity Date) is not paid by Borrower within five (5) days after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

2.7     INTEREST RATE CAP AGREEMENTS.

2.7.1     INTEREST RATE CAP AGREEMENT. As of the date hereof, Borrower has entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, an interest rate protection agreement that satisfies all of the following conditions (such interest rate protection agreement together with (i) any extensions thereof or (ii) any other interest rate protection agreement entered into pursuant to this Agreement or any other Loan Documents (including, without limitation, Section 2.7.5 and Section 2.9 hereof), being referred to herein as the “Interest Rate Cap Agreement”):

(a)     The Interest Rate Cap Agreement is with a financial institution having a long term, unsecured and unsubordinated debt rating of at least “A+” by S&P and “A1” by Moody’s (or the equivalent rating from another Rating Agency acceptable to Lender, an “Acceptable Counterparty”); has a term ending no earlier than the Stated Maturity Date; is an interest rate cap in respect of a notational amount not less than the maximum Principal amount of the Loan that shall have the effect of capping LIBOR at 3.50% per annum; and provided that the only obligation of Borrower thereunder is the making of a single payment upon the execution and delivery thereof. For the purposes hereof, if the obligations of the counterparty are guaranteed, under the terms of a guaranty acceptable to Lender in its sole discretion, by a financial institution having a long term, unsecured and unsubordinated debt rating of at least “A-” by S&P and “A3” by Moody’s or the equivalent rating from another Rating Agency acceptable to Lender, then such counterparty shall be deemed to be an Acceptable Counterparty for the purposes of this Agreement.

(b)     Borrower’s interest in such Interest Rate Cap Agreement has been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, and the counterparty to such Interest Rate Cap Agreement has executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment shall be satisfactory to Lender in form and substance and, without limitation, shall include such counterparty’s agreement to (i) pay in accordance with the written direction of Lender, subject to Section 2.7.4 hereof, all sums payable by such counterparty pursuant to the Interest Rate Cap Agreement and (ii) designate a successor counterparty under the Interest Rate Cap Agreement, which successor counterparty shall satisfy the criteria set forth in clause (a) above and this clause (b), not later than ten (10) Business Days after the long term, unsecured and unsubordinated debt rating of such counterparty, or its guarantor, as applicable, is downgraded below “A-” by S&P or “A3” by Moody’s.

(c)     In connection with an Interest Rate Cap Agreement entered into pursuant to this Section 2.7, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel for the counterparty (and, if applicable, any guarantor) (which counsel may be in-house counsel for the counterparty and/or such guarantor) (upon which Lender and its successors and assigns and the Rating Agencies may rely), which shall provide, in relevant part, that:

(i)     the counterparty (and, if applicable, any guarantor) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement and any other agreement which the counterparty (and, if applicable, any guarantor) has executed and delivered pursuant thereto;

(ii)     the execution and delivery of the Interest Rate Cap Agreement by the counterparty (and, if applicable, any guarantor), and any other agreement which the counterparty (and, if applicable, any guarantor) has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)     all consents, authorizations and approvals required for the execution and delivery by the counterparty (and, if applicable, any guarantor) of the Interest Rate Cap Agreement, and any other agreement which the counterparty (and, if applicable, any guarantor) has executed and delivered pursuant thereto, and the performance of its obligations thereunder have be obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery and performance; and

(iv)     the Interest Rate Cap Agreement, and any other agreement which the counterparty (and, if applicable, any guarantor) has executed and delivered pursuant thereto, has been duly executed and delivered by the counterparty (and, if applicable, any guarantor) and constitutes the legal, valid and binding obligation of the counterparty (and, if applicable, any guarantor), enforceable against the counterparty (and, if applicable, any guarantor) in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.7.2     EXECUTION OF DOCUMENTS. Borrower shall promptly execute and deliver to the counterparty of the Interest Rate Cap Agreement such confirmations and agreements as may be requested by such counterparty in connection with such Interest Rate Cap Agreement.

2.7.3     NO OBLIGATION OF LENDER. Borrower agrees that Lender shall not have any obligation, duty or responsibility to Borrower or to any other Person by reason of, or in connection with, any Interest Rate Cap Agreement (including any duty to provide or arrange any Interest Rate Cap Agreement, to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower’s performance of its obligations under any Interest Rate Cap Agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto). No Interest Rate Cap Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provision of the Loan Documents.

2.7.4     RECEIPTS FROM INTEREST RATE CAP AGREEMENTS. Borrower shall cause all payments made by the counterparty to the Interest Rate Cap Agreement to be deposited into the DACA Account, which payments shall be applied in the same manner as Rents are applied under Section 3.11.

2.7.5     DOWNGRADE OF COUNTERPARTY. In the event of any downgrade, withdrawal or qualification of the rating of the issuer, or its guarantor, as applicable, of the Interest Rate Cap Agreement below “A” by S&P or “A2” by Moody’s (or the equivalent rating from another Rating Agency acceptable to Lender, if applicable), Borrower shall not later than ten (10) Business Days following receipt of notice from Lender of such downgrade, withdrawal or qualification, (i) replace the Interest Rate Cap Agreement with a replacement Interest Rate Cap Agreement from an Acceptable Counterparty (with terms identical to the Interest Rate Cap Agreement being replaced, or otherwise approved by Lender in its sole and absolute discretion) or (ii) in the case of such downgrade, withdrawal or qualification, cause the counterparty to deliver collateral to secure Borrower’s exposure under the Interest Rate Cap Agreement in such amount and pursuant to such terms as are subject to approval of Lender, in its sole and absolute discretion; provided, however, if the counterparty ceases to have a long term rating of at least “BBB+” by S&P, and “Baa1” by Moody’s, then a replacement Interest Rate Cap Agreement from an Acceptable Counterparty (with terms identical to the Interest Rate Cap Agreement being replaced, or otherwise approved by Lender in its sole and absolute discretion) shall be required not later than sixty (60) days following such downgrade, withdrawal or qualification.

2.8     FEES.

2.8.1     STRUCTURING FEE. On the date hereof, Borrower shall pay to Lender a structuring fee of SIX HUNDRED SIXTY-EIGHT THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($668,500.00).

2.8.2     EXIT FEE. Upon repayment or prepayment of Principal, Borrower shall pay to Lender on the date of such repayment or prepayment the Exit Fee applicable thereto (other than with respect to the monthly Debt Service payments, which Exit Fee shall be deferred until payment in full at Maturity Date). Upon any acceleration of the Loan, Borrower shall immediately pay to Lender on account of the Exit Fee the amount by which (i) THREE HUNDRED THIRTY-FOUR THOUSAND TWO HUNDRED FIFTY AND 00/100 DOLLARS ($334,250.00) exceeds (ii) the total amount of Exit Fees theretofore paid by Borrower pursuant to this Section. The Exit Fee hereunder shall be deemed to be earned by Lender upon the funding of the Loan.

2.9     EXTENSION OPTION. Borrower shall have the right, at its option, to extend the Term for two (2) periods of twelve (12) months each (the date to which the Term is extended pursuant to each exercised option being the “Extended Maturity Date”) by giving notice of each such extension to Lender at least thirty (30) days, and not more than ninety (90) days, prior to the originally scheduled Stated Maturity Date, in the case of the first extension option, and prior to the first Extended Maturity Date in the case of the second extension option. Upon receipt of such request to extend the Term (individually and collectively as the context may require, the “Extension Term”), Lender will promptly confirm to Borrower in writing whether or not the Stated Maturity Date will be so extended, which extension will be granted upon the satisfaction of the following conditions:

(a)     no Event of Default exists, is pending or has been threatened at the time such request is made and on the originally scheduled Stated Maturity Date or first Extended Maturity Date, as the case may be;

(b)     Borrower delivers to Lender an Officer’s Certificate confirming the accuracy of the information contained in clause (a) above and remaking, as of the date of the exercise of the applicable extension option and the date of the commencement of the applicable Extension Term, each of the representations and warranties in Article 4 below;

(c)     Borrower pays to Lender (i) for the first extension option so exercised by Borrower concurrently with the request to so extend the Term, an extension fee in an amount equal to 0.25% of the outstanding Principal balance of the Loan; and (ii) for the second extension option so exercised by Borrower concurrently with the request to so extend the Term, an extension fee in an amount equal to 0.50% of the outstanding Principal balance of the Loan;

(d)     as of the date of Borrower’s notice exercising its option to extend for the Extension Term and on the commencement of the applicable Extension Term, no material adverse change shall have occurred with respect to market conditions or to the condition, financial or otherwise, business operations, assets, liabilities or prospects of the Properties, collectively, Borrower or Guarantor (a “Material Adverse Change”), as determined by Lender in its reasonable discretion;

(e)     as of the date of Borrower’s notice exercising its option to extend for the applicable Extension Term and on the originally scheduled Stated Maturity Date, the Debt Yield is at least 9.00%; provided that Borrower may, at its option, prepay the Principal in an amount necessary to achieve the Debt Yield required hereunder, subject to the payment of any applicable Exit Fee which may be required in accordance with the terms and conditions of Section 2.4.3 of this Agreement;

(f)     as of the date of Borrower’s notice exercising its option to extend for the applicable Extension Term and on the originally scheduled Stated Maturity Date, the Debt Service Coverage Ratio, based upon a debt service constant (for a loan amortizing at the rate for the applicable Extension Term), shall be equal to at least 1.25:1.00; provided that Borrower may, at its option, prepay the Principal in an amount necessary to achieve the Debt Service Coverage Ratio required hereunder, subject to the payment of any applicable Exit Fee which may be required in accordance with the terms and conditions of Section 2.4.3 of this Agreement;

(g)     as of the date of Borrower’s notice exercising its option to extend for the applicable Extension Term and on the originally scheduled Stated Maturity Date, the Loan-to-Value Ratio shall not exceed seventy-five percent (75.0%); provided that Borrower may, at its option, prepay the Principal in an amount necessary to achieve the Loan-to-Value Ratio required hereunder, subject to the payment of any applicable Exit Fee which may be required in accordance with the terms and conditions of Section 2.4.3 of this Agreement;

(h)     Borrower shall execute or cause the execution of all documents reasonably required by Lender to effect the exercise of the option to extend for the Extension Term and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender;

(i)     Borrower shall pay all of Lender’s reasonable out-of-pocket costs and expenses in connection with the option to extend for the Extension Term;

(j)     on or prior to the originally scheduled Stated Maturity Date, in the case of the first extension option, and on or prior to the first Extended Maturity Date, in the case of the second extension option, Borrower extends the term of the Interest Rate Cap Agreement to a date not earlier than the applicable Extended Maturity Date, and which extension or new agreement is on the same terms set forth in Section 2.7.1 and has the effect of capping LIBOR at a percentage per annum on a notational principal amount not less than the maximum principal amount of the Loan, which percentage would result in a minimum Debt Service Coverage Ratio of 1.10:1 (based on Debt Service at the LIBOR Cap and Underwritten Net Cash Flow); and

(k)     Borrower shall have executed and delivered to Lender such other certificates, documents or instruments as Lender may reasonably require, and shall have provided to Lender such other information or materials reasonably required by Lender (or, if applicable, any Rating Agency), in each case, in connection with the exercise of the option to extend the Loan for the Extension Term.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder, and Lender shall refund to Borrower the amount of the extension fee actually paid by Borrower to Lender, if any, pursuant to clause (c) of this Section 2.9, less Lender’s reasonable out-of-pocket costs and expenses due pursuant to clause (i) of this Section 2.9.

2.10     CERTAIN PAYMENTS. Notwithstanding anything to the contrary contained in this Agreement, in connection with, and for the purposes of, any payment or repayment of all or any portion of the Loan pursuant to Section 2.4.1, 2.4.2 or 2.4.3 on any date after the Payment Date and prior to the Determination Date with respect to the next succeeding Interest Period, LIBOR shall be determined as of the Eurodollar Business Day immediately preceding the date of such payment or prepayment and Lender shall thereafter, reasonably promptly after the occurrence of such next succeeding Determination Date, make any necessary adjustments in the amount actually required to be paid or prepaid based upon LIBOR as determined on such next succeeding Determination Date.

3.     CASH MANAGEMENT & RESERVES

3.1     CASH MANAGEMENT ARRANGEMENTS. Borrower shall, or shall cause Manager to, deliver written instructions to all tenants under Leases to deliver all Rents payable thereunder directly into a trust account (the “DACA Account”) maintained by Borrower at a national bank selected by Borrower and approved by Lender in its sole and absolute discretion (the “Clearing Bank”), as more fully described in the Clearing Account Agreement. Borrower shall, and shall cause Manager to deposit into the DACA Account within two (2) Business Days after receipt all amounts received by Borrower or Manager constituting Rents. During a Cash Management Period, funds deposited into the DACA Account shall be swept by the Clearing Bank on a daily basis into an Eligible Account at the Cash Management Bank controlled by Lender (the “Cash Management Account”) and applied and disbursed in accordance with this Agreement and the Cash Management Agreement. Funds in the Cash Management Account shall be invested at Lender’s discretion only in Permitted Investments. Lender will also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”). Lender may, in its discretion, elect to maintain the deposits and reserves required under this Agreement in an Eligible Account at a bank or other depository selected by Lender other than the Cash Management Bank in which case, all references to the Cash Management Account and any Subaccounts hereunder shall be deemed to include such Eligible Account and the subaccounts of any such Eligible Account and all funds in such Eligible Account shall be invested at Lender’s discretion only in Permitted Investments. The DACA Account, Cash Management Account and any Subaccount (including without limitation the Reserves and Subaccounts established pursuant to Sections 2.2.2 and 3.2 through 3.9 inclusive) will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

3.2     REQUIRED REPAIRS.

3.2.1     COMPLETION OF REQUIRED REPAIRS. Borrower shall perform and complete each item of the repairs and environmental remedial work at the Property described on Schedule 2 (the “Required Repairs”) within six (6) months of the date hereof or such shorter period of time for such item set forth on Schedule 2.

3.2.2     REQUIRED REPAIR RESERVES. On the date hereof, Borrower shall deposit with Lender the sum of $76,563.00 to complete the Required Repairs and Lender shall cause such amount to be transferred to a Subaccount (the “Required Repairs Subaccount”). Provided no Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrower, within thirty (30) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $25,000 (other than the final disbursement, which may be less), accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer’s Certificate (A) certifying that the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof, and (C) stating that each such Person has been paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (ii) copies of appropriate Lien waivers or other evidence as Lender shall reasonably request that the work to be reimbursed by the requested disbursement has been completed in accordance with all General Construction Work Requirements and all applicable Legal Requirements and has been fully paid for; (iii) at Lender’s option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender; (iv) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (v) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and fully paid for. Provided no Event of Default shall have occurred and is continuing, upon Borrower’s completion of all Required Repairs in accordance with this Section, Lender shall release any funds remaining in the Required Repairs Subaccount, if any, to Borrower. Any such disbursement of more than $10,000 to pay (rather than reimburse, if permitted by Lender in its sole discretion) for any Required Repairs may, at Lender’s option, be made by joint check payable to Borrower and the payee with respect to such Required Repairs.

3.3     TAXES & INSURANCE. Borrower shall pay to Lender (i) on the date hereof, the amount of $605,836.36, (ii) on each Payment Date, one-twelfth of the Taxes and Other Charges that Lender estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective due dates and (iii) on each Payment Date, one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the “Tax & Insurance Subaccount”). Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax & Insurance Subaccount to payments of Taxes, Other Charges and Insurance Premiums required to be made by Borrower pursuant to Sections 5.2 and 7.1, provided that Borrower has promptly supplied Lender with notices of all Taxes, Other Charges and Insurance Premiums due, or (b) reimburse Borrower for such amounts upon presentation of evidence of payment; subject, however, to Borrower’s right to contest Taxes and Other Charges in accordance with Section 5.2. In making any payment relating to Taxes, Other Charges and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes or Other Charges) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax & Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes, Other Charges or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax & Insurance Subaccount.

3.4     CAPITAL EXPENSE RESERVES. Borrower shall pay to Lender $10,138.33 on each Payment Date, for reimbursements of Borrower’s Approved Capital Expenses in accordance with this Section, and Lender will transfer such amounts into a Subaccount (the “CapEx Reserve Subaccount”). Additionally, upon thirty (30) days’ prior notice to Borrower, Lender may reassess the amount of the monthly payment required under this Section from time to time in its reasonable discretion (based upon its then current underwriting standards). Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the CapEx Reserve Subaccount to Borrower, within thirty (30) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $25,000 provided that: (i) such disbursement is for an Approved Capital Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s expense, provided that, as long as no Default or Event of Default has occurred and is continuing, Borrower shall not be responsible for the expense of an inspection more than once per calendar quarter, and the expense of each such inspection shall not exceed $2,000.00) performance of the work associated with such Approved Capital Expense; and (iii) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying (v) that such funds will be used to reimburse Borrower for Approved Capital Expenses and a description thereof; (w) that all outstanding trade payables (other than those to be paid from the requested disbursements or those constituting Permitted Indebtedness) have been paid in full; (x) that the same has not been the subject of a previous disbursement; (y) that all previous disbursements have been used to pay the previously identified Approved Capital Expenses and (z) that any construction work associated with such Approved Capital Expenses has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements and in accordance with approved plans and specifications therefor and remaking, as of the date of the request, and as of the date of funding such request, each of the representations and warranties in Article 4 below, (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor, (C) copies of appropriate Lien waivers or other evidence as Lender shall reasonably request that the Approval Capital Expenses to be reimbursed by the disbursement have been completed in accordance with all General Construction Work Requirements and all applicable Legal Requirements and has been fully paid for and (D) at Lender’s option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender. Any such disbursement of more than $10,000 to pay (rather than reimburse, if permitted by Lender in its sole discretion) for an Approved Capital Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee on such Approved Capital Expenses.

3.5     ROLLOVER RESERVES.

3.5.1     Borrower shall pay to Lender the sum of $41,862.54 on each Payment Date for reimbursement of Borrower’s Approved Leasing Expenses in accordance with this Section, and Lender will transfer such amounts into a Subaccount (the “Rollover Reserve Subaccount”). Borrower shall also pay to Lender for transfer into the Rollover Reserve Subaccount all Lease Termination Payments due to Borrower. If Lender determines in its reasonable judgment that the funds in the Rollover Reserve Subaccount will be insufficient to pay (or in excess of) the amounts due or to become due for Approved Leasing Expenses, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Rollover Reserve Subaccount. Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Rollover Reserve Subaccount to Borrower, within thirty (30) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $25,000, provided (i) such disbursements is for an Approved Leasing Expense; (ii) Lender shall have (if it desires) verified (and if the requested disbursement equals $50,000 or more, then by an inspection conducted at Borrower’s expense) performance of any construction work associated with such Approved Leasing Expense; and (iii) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying (v) that such funds with be used only to reimburse Borrower for Approved Leasing Expenses and a description thereof, (w) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (x) that the same has not been the subject of a previous disbursement, (y) that all previous disbursements have been used only to reimburse Borrower for the previously identified Approved Leasing Expenses and (z) that any construction work associated with such Approved Leasing Expenses has been completed in good and workmanlike manner and in accordance with all applicable Legal Requirements and in accordance with approved plans and specifications therefor, (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor, (C) copies of appropriate Lien waivers or other evidence as Lender shall reasonably request that the Approved Leasing Expenses to be reimbursed by the requested disbursement have been completed in accordance with all General Construction Work Requirements and all applicable Legal Requirements and has been fully paid for, and (D) at Lender’s option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender. Any such disbursement of more than $10,000 to pay (rather than reimburse if permitted by Lender in its sole discretion) for an Approved Leasing Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee of such Approved Leasing Expenses.

3.5.2     Any Lease Termination Payments and any other funds deposited into the Rollover Reserve Subaccount from the Security Deposit Subaccount in accordance with Section 3.9 below shall be applied, at Lender’s election, towards either (a) subject to the rights of Borrower under the applicable Lease, rent arrearages under such Lease (or to cure any other tenant default under such Lease), or (b) funding any Approved Leasing Expenses which are anticipated to occur in connection with the re-tenanting of the space under the Lease that was the subject of such termination (in accordance with the terms and conditions of Section 3.5.1 above).

3.5.3     If a Cash Trap Trigger Event is caused solely by an Anchor Tenant Trigger Event, until such time as an Anchor Tenant Trigger Cure Event occurs with respect to the subject Anchor Tenant Trigger Event and no other Anchor Tenant Trigger Event remains in existence, Excess Cash shall be deposited into a separate account established by Lender (the “Anchor Tenant Rollover Reserve Account”), which shall not be commingled with, or a subaccount of, the Rollover Reserve Subaccount, in accordance with the terms of the Cash Management Agreement, until such time that Excess Cash equal to the applicable Anchor Tenant Rollover Reserve Cap has been deposited into the Anchor Tenant Rollover Reserve Account. The sweeping of Excess Cash into the Anchor Tenant Rollover Reserve Account shall cease once the balance held in the Anchor Tenant Rollover Reserve Account is at least equal to the then applicable Anchor Tenant Rollover Reserve Cap, and, provided no Event of Default and no other Cash Trap Trigger Event has occurred and is continuing, all amounts on deposit in the Anchor Tenant Rollover Reserve Account in excess of the applicable Anchor Tenant Rollover Reserve Cap shall be released to Borrower. Without limiting the foregoing, at such time as an Anchor Tenant Trigger Cure Event occurs with respect to the subject Anchor Tenant Trigger Event and no other Anchor Tenant Trigger Event remains in existence, then all Excess Cash deposited in the Anchor Tenant Rollover Reserve Account as a result of the subject Anchor Tenant Trigger Event, and remaining after any permitted disbursements therefrom, shall be released to Borrower provided that no Default or Event of Default exists and no other Cash Trap Trigger Event has occurred and is continuing, provided, however, if another Cash Trap Trigger Event is then existing, any balance of the Anchor Tenant Rollover Reserve Account and any other Excess Cash shall be deposited and disbursed in accordance with Section 3.10 below. The depositing of Excess Cash into the Anchor Tenant Rollover Reserve Account shall be in addition to the funds referred to in Section 3.5.1 above. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Anchor Tenant Rollover Reserve Account to Borrower for Approved Leasing Expenses relating solely to the Anchor Tenant Premises which are the subject of the applicable Anchor Tenant Trigger Event in accordance with the terms and conditions of Section 3.5.1 hereof.

3.6     FOOD LION RESERVE. On the date hereof, Borrower shall deposit with Lender the sum of $197,400.00 to complete the roof repair work with respect to the Food Lion Premises (the “Food Lion Work”), and Lender shall cause such amount to be transferred to a Subaccount (the “Food Lion Reserve Subaccount”). Borrower shall complete the roof repair work in a good and workmanlike manner and in accordance with all applicable Legal Requirements within eighteen (18) months from the date hereof. Provided no Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Food Lion Reserve Subaccount to Borrower, within thirty (30) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $25,000 (other than the final disbursement, which may be less), accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer’s Certificate (A) certifying that the Food Lion Work or any portion thereof which is the subject of the requested disbursement has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with such Food Lion Work or any portion thereof, and (C) stating that each such Person has been paid in full with respect to the portion of the Food Lion Work which is the subject of the requested disbursement; (ii) copies of appropriate Lien waivers or other evidence as Lender shall reasonably request that the work to be reimbursed by the requested disbursement has been completed in accordance with all General Construction Work Requirements and all applicable Legal Requirements and has been fully paid for; (iii) at Lender’s option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender; (iv) a copy of each License required to be obtained with respect to the portion of the Food Lion Work which is the subject of the requested disbursement; and (v) such other evidence as Lender shall reasonably request that the Food Lion Work which is the subject of the requested disbursement have been completed and fully paid for. Provided no Event of Default shall have occurred and is continuing, upon Borrower’s completion of all Food Lion Work in accordance with this Section, Lender shall release any funds remaining in the Food Lion Reserve Subaccount, if any, to Borrower. Any such disbursement of more than $10,000 to pay (rather than reimburse, if permitted by Lender in its sole discretion) for any Food Lion Work may, at Lender’s option, be made by joint check payable to Borrower and the payee with respect to such Food Lion Work.

3.7     OPERATING EXPENSE SUBACCOUNT. During a Cash Management Period, on each Payment Date, a portion of the Rents that have been deposited into the Deposit Account during the immediately preceding Interest Period in an amount equal to the monthly amount set forth in the Approved Operating Budget for the following month as being necessary for payment of Approved Operating Expenses at the Property for such month, shall be transferred into a Subaccount for the payment of Approved Operating Expenses (the “Operating Expense Subaccount”). Provided no Default or Event of Default has occurred and is continuing, and provided further that the balance of the funds on deposit in the Operating Expense Subaccount are sufficient to pay the Approved Operating Expenses then due, Lender shall disburse funds held in the Operating Expense Subaccount to Borrower on or before the twentieth (20th) day of each calendar month, provided that (i) such disbursement is for an Approved Operating Expense, and (ii) such funds shall be used to pay Approved Operating Expenses. Notwithstanding the foregoing, Lender shall have no liability in the event Cash Management Bank and/or Servicer fails to disburse funds to Borrower.

3.8     CASUALTY/CONDEMNATION SUBACCOUNT. Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the “Casualty/Condemnation Subaccount”) in accordance with the provisions of Section 7.

3.9     SECURITY DEPOSITS. Borrower shall keep all security deposits in accordance with applicable Legal Requirements and, upon Lender’s request, deliver to Lender a detailed accounting of all security deposits held by Borrower for each applicable Tenant, including, without limitation, the amount of each such security deposit and the account information and financial institution in which the security deposits are held. Upon the occurrence and during the continuance of an Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender or Servicer in a Subaccount (the “Security Deposit Subaccount”) subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrower together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

3.10     CASH COLLATERAL SUBACCOUNT. If a Cash Management Period shall have commenced, then, subject to Section 3.5.3 hereof, on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Management Period, all Excess Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the “Cash Collateral Subaccount”) as cash collateral for the Debt. Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal (together with the applicable Yield Maintenance Premium applicable thereto, if such prepayment is made prior to the Yield Maintenance Date). Upon a Cash Trap Trigger Event Cure, provided that no other Cash Trap Trigger Event exists, Lender shall disburse to Borrower the then current balance of the Cash Collateral Subaccount.

3.11     GRANT OF SECURITY INTEREST; APPLICATION OF FUNDS. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in the DACA Account, the Cash Management Account, all Subaccounts created pursuant to this Agreement and any other accounts pledged to Lender pursuant to this Agreement or any other Loan Document, including Reserve Funds, and all other Account Collateral (collectively, the “Accounts”). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents and other payments owed to Lender in its possession prior to the (i) payment of such Rents or other amounts to Lender or (ii) deposits of such Rents and other amounts into the DACA Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Account in any order and in any manner as Lender shall elect in Lender’s sole and absolute discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Security Instrument or exercise its other rights under the Loan Documents. Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Subaccount (other than the Tax and Insurance Subaccount) shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

3.12     PROPERTY CASH FLOW ALLOCATION.

3.12.1     During any Cash Management Period, any amounts deposited into the Cash Management Account up to and including the Business Day prior to a Payment Date (other than (x) Lease Termination Payments, which are to be applied only in accordance with Section 3.5.2, and (y) Proceeds and Awards, which are to be applied only in accordance with Section 3.8, and security deposits, which are to be applied only in accordance with Section 3.9) shall be applied on such Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccounts as required under Section 3.3; (ii) Second, to Lender to pay the interest and Principal (if applicable) due on each Payment Date (plus, if applicable, interest at the Default Rate and all amounts, other than those described under other clauses of this Section 3.12.1, then due Lender under the Loan Documents); (iii) Third, to pay the monthly portion of the fees charged by the Cash Management Bank and/or Servicer, as applicable, (iv) Fourth, to make payments into the CapEx Reserve Subaccount as required under Section 3.4; (v) Fifth, to make payments into the Rollover Reserve Subaccount as required under Section 3.5; (vi) Sixth, to make payments for Approved Operating Expenses as required under Section 3.7; and (vii) Lastly, to make payments in an amount equal to all remaining Excess Cash on such Payment Date into the Anchor Tenant Rollover Reserve Account in accordance with Section 3.5.3 hereof and/or the Cash Collateral Subaccount in accordance with Section 3.10 hereof, as applicable.

3.12.2     The failure of Borrower to make all of the payments required under clauses (i) through (vi) of Section 3.12.1 in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Cash Management Account for such payments, the failure by the Cash Management Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

3.12.3     Notwithstanding anything to the contrary contained in this Section 3.12, after the occurrence and during the continuance of a Default or an Event of Default, Lender may apply all Rents deposited into the Cash Management Account and other proceeds of repayment in such order and in such manner as Lender shall elect in its sole and absolute discretion.

3.12.4     Additional Provisions Regarding Cash Management. At such time as the Debt has been paid in full, Borrower and Lender hereby agree and acknowledge that any funds of Borrower possessed by or for the benefit of Lender, Servicer or the Cash Management Bank (including any Reserve Funds) shall be disbursed within three (3) Business Days after the Debt has been paid in full to Borrower.

3.13     EXISTING TI/LC OBLIGATIONS RESERVES. On the date hereof, Borrower shall deposit with Lender the sum of $324,575.00, representing the tenant improvement costs and leasing commissions which are payable by Borrower as of the date hereof pursuant to the Properties and tenants set forth on Schedule 7 attached hereto. Lender shall transfer such amounts into a Subaccount (the “Existing TI/LC Subaccount”). Funds held in the Existing TI/LC Subaccount shall be disbursed in accordance with the terms and conditions of Section 3.5.1 hereof, in the amounts allocated to each tenant as set forth on Schedule 7 attached hereto. Borrower shall complete the tenant improvement work set forth on Schedule 7 within six (6) months after the date hereof.

3.14     WEST BROAD SSDS RESERVE. On the date hereof, Borrower shall deposit with Lender the sum of $125,000.00 to complete the West Broad SSDS Installation Work and Lender shall cause such amount to be transferred to a Subaccount (the “West Broad SSDS Subaccount”). Borrower shall perform and complete the West Broad SSDS Installation Work within six (6) months of the date hereof. Provided no Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the West Broad SSDS Subaccount to Borrower, within thirty (30) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $25,000 (other than the final disbursement, which may be less), accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer’s Certificate (A) certifying that the West Broad SSDS Installation Work or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with such West Broad SSDS Installation Work or any portion thereof, and (C) stating that each such Person has been paid in full with respect to the portion of the West Broad SSDS Installation Work which is the subject of the requested disbursement; (ii) copies of appropriate Lien waivers or other evidence as Lender shall reasonably request that the work to be reimbursed by the requested disbursement has been completed in accordance with all General Construction Work Requirements and all applicable Legal Requirements and has been fully paid for; (iii) at Lender’s option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender; (iv) a copy of each License required to be obtained with respect to the portion of the West Broad SSDS Installation Work which is the subject of the requested disbursement; and (v) such other evidence as Lender shall reasonably request that the West Broad SSDS Installation Work which is the subject of the requested disbursement has been completed and fully paid for. Provided no Event of Default shall have occurred and is continuing, upon Borrower’s completion of all West Broad SSDS Installation Work in accordance with this Section 3.14, Lender shall release any funds remaining in the West Broad SSDS Subaccount, if any, to Borrower. Any such disbursement of more than $10,000 to pay (rather than reimburse, if permitted by Lender in its sole discretion) for any West Broad SSDS Installation Work may, at Lender’s option, be made by joint check payable to Borrower and the payee with respect to such West Broad SSDS Installation Work.

3.15     DISBURSEMENTS UPON PARTIAL RELEASE. Upon a Partial Release in accordance with the terms and conditions of Section 5.34 hereof, provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse to Borrower that portion of the Reserve Funds allocable to the Partial Release Property, as determined by Lender, unless Lender determines, in its sole and absolute discretion, that such Reserve Funds will be needed for the purposes held therefor with respect to the remaining Properties after giving effect to the subject Partial Release.

4.     REPRESENTATIONS & WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 with reference to a specific Section of this Article 4:

4.1     ORGANIZATION; SPECIAL PURPOSE. Each of Borrower and SPE Party has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each of Borrower and SPE Party is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Each of Borrower and SPE Party is a Special Purpose Bankruptcy Remote Entity; provided, however, Lender hereby acknowledges that each of BSV Colonial Owner LLC and BSV Coral Hills LLC have owned property other than the Property prior to the date hereof.

4.2     PROCEEDINGS; ENFORCEABILITY. Borrower has the power to execute, deliver and perform, and has taken all necessary action to authorize the execution, delivery and performance of, the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and, if applicable, Guarantor and constitute legal, valid and binding obligations of Borrower and, if applicable, Guarantor, enforceable against Borrower and Guarantor in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and neither Borrower nor Guarantor has asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

4.3     NO CONFLICTS. The execution, delivery and performance of the Loan Documents by Borrower and, if applicable, Guarantor, and the transactions contemplated hereby and thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower or Guarantor pursuant to the terms of, any agreement or instrument or organizational document to which Borrower or Guarantor is a party or by which it or its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower, Guarantor or any of its or their properties. Borrower’s rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower’s performance thereunder, the recordation of the Security Instrument, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or any other Person required for the execution, delivery and performance by Borrower and, if applicable, Guarantor of the Loan Documents has been obtained and is in full force and effect.

4.4     LITIGATION. Except as expressly disclosed to Lender in writing, there are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting Borrower, SPE Party, Guarantor, the Manager or the Property, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out its obligations under the Loan Documents), SPE Party, Guarantor, Manager or the condition or ownership of the Property.

4.5     AGREEMENTS. Neither Borrower nor Guarantor is a party to any agreement or instrument or subject to any restriction which might adversely affect Borrower, Guarantor or the Property, or Borrower’s or Guarantor’s business, properties, operations or condition, financial or otherwise. Neither Borrower nor Guarantor is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

4.6     TITLE. Borrower has good and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. To the best of Borrower’s knowledge, the Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or Borrower’s ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property. The survey for the Property delivered to Lender does not fail to reflect any material matter affecting the Property or the title thereto. To the best of Borrower’s knowledge, except as shown on the survey for the Property delivered to Lender, all of the Improvements lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policy. To the best of Borrower’s knowledge, each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, or any contemplated improvements to the Property that may result in such special or other assessments.

4.7     NO BANKRUPTCY FILING. Neither Borrower, Guarantor or SPE Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of the Property or all or a major portion of its property (a “Bankruptcy Proceeding”), and Borrower has no knowledge of any Person contemplating the filing of any such petition against it, Guarantor, SPE Party or in any way related to the Property. In addition, neither Borrower, Guarantor nor SPE Party nor any principal nor Affiliate of either has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

4.8     FULL & ACCURATE DISCLOSURE. No statement of fact made by Borrower or Guarantor in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Guarantor. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Guarantor and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower, Guarantor and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP or tax accounting principles, in either case consistently applied, throughout the periods covered, except as disclosed therein. Neither Borrower nor Guarantor has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations which are prohibited pursuant to this Agreement or the other Loan Documents. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Guarantor or the Property from that set forth in said financial statements.

4.9     TAX FILINGS. To the extent required, each of Borrower and Guarantor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and Guarantor. Borrower believes that its and Guarantor’s tax returns (if any) properly reflect the income and taxes of Borrower and Guarantor for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10     ERISA; NO PLAN ASSETS. As of the date hereof and throughout the Term (i) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

4.11     COMPLIANCE. Except as expressly disclosed to Lender in writing, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. The Property is used exclusively as retail shopping centers and other appurtenant and related uses. To the best of Borrower’s knowledge, except as expressly disclosed in the zoning report for the Property delivered to Lender, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Except as expressly disclosed to Lender in writing, neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. To the best of Borrower’s knowledge, all certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

4.12     CONTRACTS. There are no service, maintenance or repair contracts affecting the Property that are not terminable on one (1) months’ notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Property have been entered into an arms-length in the ordinary course of Borrower’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates. No agreement or instrument to which Borrower is a party or is subject to or to which the Property is subject, provides any Person with the right to obtain, a Lien on the Property superior to the Lien of the Security Instrument.

4.13     FEDERAL RESERVE REGULATIONS; INVESTMENT COMPANY ACT. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Energy Policy Act of 2005, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.14     EASEMENTS, UTILITIES & PUBLIC ACCESS. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.15     PHYSICAL CONDITION. Except as expressly disclosed to Lender in writing, to the best of Borrower’s knowledge, the Property, including all Improvements, parking facilities, systems, Personal Property and landscaping, are in good condition, order and repair in all material respects, and there exists no structural or other material defect or damage to the Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

4.16     LEASES. Borrower has delivered to Lender a true, correct and complete rent roll for the Property (the “Rent Roll”), which includes all Leases affecting the Property. Except as set forth on the Rent Roll: (i) each Lease is in full force and effect and all conditions precedent to each tenant’s obligations under the related Lease have been satisfied; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and, to the best of Borrower’s knowledge, except in connection with annual pass through reconciliations, there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any material claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower’s best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.9; (viii) Borrower is the sole owner of the entire lessor’s interest in each Lease; (ix) intentionally deleted; (x) to the best of Borrower’s knowledge, no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents pursuant to its terms. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder. To Borrower’s knowledge, no tenant has made an assignment for the benefit of creditors, or is subject to any federal or state bankruptcy or reorganization arrangement pursuant to federal bankruptcy law or any similar federal or state law, or any proceeding for the dissolution or liquidation of such tenant.

4.17     FRAUDULENT TRANSFER. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

4.18     OWNERSHIP OF BORROWER. The membership interests in Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 4 is complete and accurate.

4.19     MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.20     HAZARDOUS SUBSTANCES. Except as expressly disclosed in the environmental reports provided to Lender in connection with the closing of the Loan: (i) the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any Legal Requirements relating to Toxic Mold, any state super-lien and environmental clean-up statutes, any local law requiring related permits and licenses, any common law relating to Toxic Mold or other Hazardous Substances, and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, including Toxic Mold, or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (iii) to the best of Borrower’s knowledge, after due inquiry, no Hazardous Substances, other than substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations by tenants in the ordinary course of each such tenant’s business in compliance with all Environmental Laws, are or have been (including the period prior to Borrower’s acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to the best of Borrower’s knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vi) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower which have not been provided to Lender.

4.21     NAME; PRINCIPAL PLACE OF BUSINESS. Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1, and Borrower has no other place of business.

4.22     OTHER DEBT. There is no indebtedness with respect to the Property or any indebtedness secured by excess cash flow from, or any residual interest therein, relating to the Property, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

4.23     EMBARGOED PERSON. None of the funds or assets of any Guarantor or of Borrower constitute property of, or are beneficially owned directly or, to Borrower’s best knowledge, indirectly, by any Embargoed Person (as hereinafter defined) and (b) no Embargoed Person has any direct interest, and to Borrower’s best knowledge, as of the date hereof indirect interest, of any nature whatsoever in Borrower or any Guarantor, as applicable, with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.24     ANTI-MONEY LAUNDERING. None of the funds of Borrower, SPE Party or any Guarantor, as applicable, that are used to consummate this transaction are derived from or are the proceeds of any unlawful activity, with the result that the investment in Borrower, SPE Party or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure. Borrower has ascertained the identity of all persons and entities who have provided funds to capitalize Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

4.25     EQUITY INVESTMENT. As of the date hereof, Borrower, collectively, has invested no less than $13,500,000.00 of cash in all of the Property.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.20 shall survive in perpetuity.

5.     COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

5.1     EXISTENCE. Each of Borrower and SPE Party shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

5.2     TAXES. Borrower shall pay all Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that Borrower need not pay such Taxes or Other Charges, nor furnish such receipts for payment of Taxes and Other Charges paid by Lender pursuant to Section 3.3). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or Other Charges, as applicable, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes and Other Charges, together with all interest and penalties thereon, which shall not be less than one hundred twenty-five percent (125%) of the Taxes and Other Charges being contested, and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes and Other Charges, together with all costs, interest and penalties. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

5.3     REPAIRS; MAINTENANCE & COMPLIANCE; ALTERATIONS.

5.3.1     REPAIRS; MAINTENANCE & COMPLIANCE. Borrower shall at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Personal Property (except for alterations performed in accordance with Section 5.3.2 and normal replacement of Personal Property with Personal Property of equivalent value and functionality). Borrower shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrower shall notify Lender in writing within five (5) days after Borrower first receives notice of any such non-compliance. Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair in accordance with all applicable Legal Requirements and any plans, specifications and/or budgets approved by Lender, free and clear of all defects and Liens and, with respect to any such construction work undertaken at the Property from time to time, comply with and satisfy all General Construction Work Requirements.

5.3.2     ALTERATIONS. Borrower may, without Lender’s consent, perform alterations to the Improvements and Personal Property which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower’s financial condition or the value or Net Operating Income of the Property and (iii) are in the ordinary course of Borrower’s business. Borrower shall not perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $250,000 or which is likely to result in a decrease of Net Operating Income by two and one-half percent (2.5%) or more for a period of thirty (30) days or longer. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to one hundred twenty-five percent (125%) of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section.

5.4     PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Loan Documents and the operating agreement of the sole member of Borrower.

5.5     COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.6     FURTHER ASSURANCES. Borrower shall, at Borrower’s sole cost and expense, (i) execute and deliver (and cause Guarantor to execute and deliver) to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender’s request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and SPE Party and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.7     ENVIRONMENTAL MATTERS.

5.7.1     HAZARDOUS SUBSTANCES. So long as Borrower owns or is in possession of the Property, Borrower shall (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near the Property, (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender (“Lender’s Consultant”)), promptly after Borrower becomes aware of same, at Borrower’s sole expense. Any removal, remediation and/or cure of any violation relating to Toxic Mold shall include, without limitation, all acts required to clean and disinfect any portions of the Property affected by Toxic Mold and to eliminate the source(s) of Toxic Mold in or on the Property, including, providing any necessary moisture control systems at the Property. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal, remediation or cure.

5.7.2     ENVIRONMENTAL MONITORING.

(a)     Borrower shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against Borrower or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(b)     Upon Lender’s request, at any time and from time to time, Borrower shall provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near the Property, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrower. Such inspections and audit may include soil borings and ground water monitoring. If Borrower fails to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit.

(c)     If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law (“Remedial Work”), Borrower shall commence all such Remedial Work within thirty (30) days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law. All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower’s expense. Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender’s Consultant and any loss or damage that may result from Borrower’s failure to prevail in such contest.

(d)     Borrower shall not install or permit to be installed on the Property any underground storage tank.

(e)     Without limiting the foregoing, with respect to the soil and groundwater at the Crestview Property identified on Schedule 5 attached hereto, Borrower shall not do, or allow any tenant or other user of the Property to do, any act that materially increases the dangers to human health or the environment, or poses an unreasonable risk of harm to any Person (whether on or off the Property).

5.8     TITLE TO THE PROPERTY; LIENS. Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.9     LEASES.

5.9.1     GENERALLY. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s length transactions with bona fide, independent third-party tenants.

5.9.2     MATERIAL LEASES. Borrower shall not enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed. Prior to seeking Lender’s consent to any Material Lease, Borrower shall deliver to Lender a copy of such proposed lease (a “Proposed Material Lease”). Subject to the terms of Section 5.9.5 hereof, if requested by Borrower, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.

5.9.3     MINOR LEASES. Notwithstanding the provisions of Section 5.9.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender or, with respect to national retail tenants only, on such national retail tenant’s standard form, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall provide that any free rent or other rental concessions will be applied at the commencement of the term thereof, (c) shall have an initial term (together with all renewal options) of not less than one (1) year (provided that Borrower may, upon thirty (30) days prior written notice to Lender, execute Leases having terms of less than one (1) year (together with all renewal options) for up to but no more than five percent (5%) of the leasable space of any individual Property, provided, however, no such Lease shall be eligible for advances of the Future Advance or disbursements from any Reserve Account), (d) shall provide for automatic self-operative subordination to the Security Instrument and, at Lender’s option, (x) attornment to Lender and (y) the unilateral right by Lender, at the option of Lender, to subordinate the Lien of the Security Instrument to the Lease, and (e) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower’s certification that it has satisfied all of the conditions of the preceding sentence within ten (10) days after the execution of the Lease.

5.9.4     ADDITIONAL COVENANTS WITH RESPECT TO LEASES. Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of Borrower’s commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.

5.9.5     DEEMED APPROVAL. To the extent that the Deemed Approval Requirements are fully satisfied in connection with any Borrower request for Lender consent under this Section 5.9 and Lender thereafter fails to respond, Lender’s approval shall be deemed given with respect to the matter for which approval was requested.

5.10     ESTOPPEL STATEMENT. After request by Lender (but not more than twice in any twelve (12) month period, unless an Event of Default has occurred and is continuing), Borrower shall within ten (10) Business Days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modifications.

5.11     PROPERTY MANAGEMENT.

5.11.1     MANAGEMENT AGREEMENT. Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. Without Lender’s prior written consent, Borrower shall not (a) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.11.2); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement).

5.11.2     TERMINATION OF MANAGER. If (i) an Event of Default exists, (ii) Manager shall become bankrupt, insolvent, or a debtor in an insolvency proceeding or there shall be a change in control of Manager that is not approved by Lender, (iii) a default occurs under the Management Agreement beyond any applicable grace and cure periods, (iv) Manager has engaged in any fraud, willful misconduct, misappropriation of funds or is grossly negligent with regard to the Property or (v) the Debt Service Coverage Ratio is less than 1.05:1 for any two consecutive calendar quarters (calculated on a trailing twelve (12) month’s income and normalized twelve month expenses, adjusted for taxes and insurance), Borrower shall immediately, upon Lender’s written demand, terminate the Management Agreement and replace Manager with a Qualified Manager selected by Borrower and approved by Lender and, if applicable, the Rating Agencies, and execute a replacement Management Agreement on terms and conditions satisfactory to Lender and, if applicable, the Rating Agencies, provided, however, that the management fee payable to such replacement Qualified Manager shall not exceed three percent (3.0%) of Gross Income from Operations. Borrower’s failure to appoint an acceptable manager within thirty (30) days after Lender’s request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default. Borrower may from time to time appoint a successor manager to manage the Property, which successor manager and Management Agreement shall be approved in writing by Lender in Lender’s discretion and the applicable Rating Agencies.

5.12     SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY. Each of Borrower and SPE Party shall at all times be a Special Purpose Bankruptcy Remote Entity.

5.13     Intentionally Omitted.

5.14     CHANGE IN BUSINESS OR OPERATION OF PROPERTY. Borrower shall not purchase or own any real property other than the Property and shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as retail shopping centers or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

5.15     ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.16     NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.17     PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business or chief executive office without first giving Lender thirty (30) days’ prior notice.

5.18     CHANGE OF NAME, IDENTITY OR STRUCTURE. Borrower shall not change its name, identity (including its trade name or names) or Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

5.19     INDEBTEDNESS. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than (i) the Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of one percent (1%) of the original amount of the Principal and (C) are paid within thirty (30) days of the date due (collectively, “Permitted Indebtedness”).

5.20     LICENSES. Borrower shall maintain in full force and effect, and not cancel, Transfer or permit to lapse, any License required for the operation of the Property.

5.21     COMPLIANCE WITH RESTRICTIVE COVENANTS, ETC. Borrower will not enter into, modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.

5.22     ERISA.

(a)     Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)     Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

(c)     Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101.

5.23     PROHIBITED TRANSFERS. Borrower shall not directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.

5.24     LIENS. Without Lender’s prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any ownership interest in Borrower or SPE Party, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien.

5.25     DISSOLUTION. Borrower shall not (i) engage in any division, dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents.

5.26     EXPENSES. Borrower shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the Loan, including: (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower and Guarantor; (ii) enforcement of Borrower’s, Guarantor’s, Manager’s and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender or Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals required by Lender in connection with the closing of the Loan, and any date-down of, or endorsement to, the Title Insurance Policy required hereunder, and any appraisal ordered by Lender after the occurrence and during the continuance of a Default or an Event of Default; (vi) the creation, perfection or protection of Lender’s Liens in the Property and the Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, Security Instrument, recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, Guarantor, Manager, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with any servicing request occurring after the date hereof and relating to, among other things, any modification or approval requested therefrom; (ix) enforcing any obligations of or collecting any payments due from Borrower, Guarantor or Manager under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings; (x) for any reasonable set-up fees and any other initial costs relating to or arising under any servicing and/or custodial agreement with respect to the Loan, not to exceed (A) $350.00 per month (or $425.00 per month upon the occurrence and during the continuance of an Event of Default) with respect to servicing fees and expenses, and (B) $1,500.00 upon the closing of the Loan and thereafter $250.00 per annum with respect to on-going custodial fees and expenses; and (xi) the fees and expenses of any special servicer retained in respect of the Loan after the occurrence of an Event of Default. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within thirty (30) days after demand may be paid from any amounts in the Cash Management Account, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

5.27     INDEMNITY. Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Property (or any part thereof), the Loan, the Loan Documents or any of the rights and remedies granted to Lender under the Loan Documents, including, without limitation: (i) any breach by Borrower, Guarantor or Manager of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower or Guarantor, or contained in any documentation approved by Borrower or Guarantor; (iv) ownership of the Security Instrument, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of Borrower, Guarantor, Manager or the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section shall survive the Term, the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure and the termination of the Loan Documents.

5.28     EMBARGOED PERSON.

(a)     At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or assets of Borrower, SPE Party or any Guarantor, whether or not used to repay the Loan, shall constitute property of, or shall be beneficially owned directly or, to Borrower’s best knowledge, indirectly, by any person, entity or government subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that are identified on (A) the “List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (“OFAC”), U.S. Department of the Treasury’s FINCEN list, and/or to Borrower’s best knowledge, as of the date thereof, based upon reasonable inquiry by Borrower, on any other similar list maintained by OFAC or FINCEN pursuant to any authorizing statute including, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower, SPE Party or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law, or the Loan made by Lender would be in violation of law, or (B) Executive Order 13224 (September 23, 2001) issued by the President of the United States (“Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), any related enabling legislation or any other similar Executive Orders, and (ii) no Embargoed Person shall have any direct interest or, to Borrower’s best knowledge, indirect interest, of any nature whatsoever in Borrower, SPE Party or any Guarantor, as applicable, with the result that the investment in Borrower, SPE Party or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

(b)     At all times throughout the term of the Loan, none of the Borrower, SPE Party or any Guarantor, nor any Person controlling, controlled by or under common control with any of Borrower, SPE Party or any Guarantor, nor any Person having a beneficial interest in (except with respect to shareholders of Broad Street Realty, Inc. and unitholders of limited partnership interests in Broad Street Operating Partnership LP who (in each case) are not Affiliates, officers, directors or employees of Broad Street Realty, Inc. and/or Broad Street Operating Partnership LP), or for whom any of the Borrower, SPE Party or any Guarantor is acting as agent or nominee in connection with the investment, is (a) a country, territory, person or entity named on an OFAC or FINCEN list, or is a Person that resides in or has a place of business in a country or territory named on such lists; (b) a Person resident in, or organized or chartered under the laws of a jurisdiction identified as non-cooperative by the Financial Action Task Force (“FATF”); or (c) a Person whose funds originate from or will be routed through, an account maintained at a foreign shell bank or “offshore bank”.

(c)     None of the Borrower, SPE Party or any Guarantor, nor any Person controlling, controlled by or under common control with Borrower or any Guarantor is a “senior political figure” or an “immediate family” member or “close associate” (as all such terms are defined below) of a senior foreign political figure within the meaning of the USA PATRIOT Act (i.e., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as may be amended). For the purposes of this subsection (c), (i) “senior foreign political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party or a senior executive of a foreign government-owned corporation, and such term also includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior political figure, (ii) “immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in-laws, and (iii) “close associate” of a senior foreign political figure means a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

5.29     ANTI-MONEY LAUNDERING. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, none of the funds of Borrower, SPE Party or any Guarantor, as applicable, that are used to consummate this transaction or to repay the Loan shall be derived from or are the proceeds of any unlawful activity, with the result that the investment in Borrower, SPE Party or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Property to be subject to forfeiture or seizure. Borrower has ascertained the identity of all persons and entities who have provided funds to capitalize Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

5.30     ACCESS TO PROPERTY. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

5.31     MODIFICATIONS AND WAIVERS. Unless otherwise consented to in writing by Lender (in its sole and absolute discretion):

(a)     Borrower shall not terminate, amend or modify Borrower’s organizational documents (including any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation); and

(b)     Borrower shall not enter into, amend or terminate any agreement or instrument related to Borrower, the Property, or Borrower’s business, properties, operations or condition, financial or otherwise that either (i) has a term of greater than one (1) year, unless such agreement or instrument permits the termination thereof without cause upon not more than thirty (30) days’ notice and without payment of any termination fee or other penalty or premium, or (ii) unless expressly set forth in an Approved Capital Budget or Approved Operating Budget, with respect to each individual Property, requires payments by Borrower in excess of $75,000.00 in the aggregate during the term thereof.

5.32     CERTAIN ADDITIONAL RIGHTS OF LENDER (VCOC).

(a)     Notwithstanding anything to the contrary which may be contained in this Agreement, at all times throughout the Term, upon the request of Lender or any of Lender’s successors, assigns or participants in the Loan, the management of Borrower shall consult with Lender or any of Lender’s successors, assigns or participants on significant business issues relating to the operation of the Property and make itself available quarterly either personally or by telephone at mutually agreeable times for such consultation; provided, however, that such consultation need not result in any change in Borrower’s course of action, subject to Section 8.1. The aforementioned consultation rights are intended to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3 101.

(b)     The rights described in this Section may be exercised by any Person which owns (i) directly or indirectly, substantially all of the interests in Lender, (ii) a participation interest in the Loan or (iii) directly or indirectly, substantially all of the interests in the holder of any such participation interest (it being intended that any such Person described in clauses (i), (ii) and (iii) of this sentence is intended to be a third party beneficiary of the rights granted under this Section, with the direct right to enforce such rights against Borrower, notwithstanding the provisions of Section 10.19 to the contrary).

5.33     O&M PROGRAM. Borrower covenants and agrees to implement and follow the terms and conditions of the O&M Program for the Property during the term of the Loan, including any extension or renewal hereof. Lender’s requirement that Borrower develop and comply with the O&M Program shall not be deemed to constitute a waiver or modification of any of Borrower’s covenants and agreements with respect to Hazardous Substances or Environmental Laws.

5.34     RIGHT TO PARTIAL RELEASE.

(a)     Right to Partial Release. Following the first to occur of (1) the first Secondary Market Transaction of the Loan or (2) the second anniversary of the date hereof, Borrower shall have the right to obtain a partial release (“Partial Release”) of a Partial Release Property from the applicable Security Instrument, Assignment of Leases and Rents and related UCC financing statements upon satisfaction of the conditions to a Partial Release set forth in this Section 5.34. Upon a consummation of a Partial Release, the Partial Release Property shall no longer constitute a portion of the Property. Borrower must provide no less than sixty (60) days prior written notice to Lender requesting a Partial Release, identifying the Partial Release Property and the date upon which it desires to have the Partial Release Property released (the “Partial Release Date”). Prior to Lender’s agreement to a Partial Release, each of the following conditions must be satisfied to Lender’s reasonable satisfaction:

(i)     No Event of Default shall have occurred and be continuing at the time Borrower requests a Partial Release or on the Partial Release Date;

(ii)     On or before the Partial Release Date, Borrower shall partially prepay the Loan in an amount equal to the Partial Release Price;

(iii)     As of the Partial Release Date, and after giving effect to the Partial Release, the Loan-to-Value Ratio of the remaining Property is equal to or less than 75%, as determined by Lender in Lender’s sole and absolute discretion; provided that Borrower may, at its option, prepay the Principal in an amount necessary to achieve the Loan-to-Value Ratio required hereunder, subject to the payment of any applicable Yield Maintenance Premium and Exit Fee which may be required in accordance with the terms and conditions of Section 2.4.3 of this Agreement;

(iv)     As of the Partial Release Date, and after giving effect to the Partial Release, the Debt Service Coverage Ratio of the remaining Property is equal to or greater than the greater of (A) 1.25:1 and (B) the Debt Service Coverage Ratio immediately prior to the Partial Release Date, as determined by Lender in Lender’s sole and absolute discretion; provided that Borrower may, at its option, prepay the Principal in an amount necessary to achieve the Debt Service Coverage Ratio required hereunder, subject to the payment of any applicable Yield Maintenance Premium and Exit Fee which may be required in accordance with the terms and conditions of Section 2.4.3 of this Agreement;

(v)     As of the Partial Release Date, and after giving effect to the Partial Release, the Debt Yield is equal to or greater than the greater of (A) 9.50% and (B) the Debt Yield immediately prior to the Partial Release Date, as determined by Lender in Lender’s sole and absolute discretion; provided that Borrower may, at its option, prepay the Principal in an amount necessary to achieve the Debt Yield required hereunder, subject to the payment of any applicable Yield Maintenance Premium and Exit Fee which may be required in accordance with the terms and conditions of Section 2.4.3 of this Agreement;

(vi)     The Property remaining after the Partial Release continues to be in compliance with all Legal Requirements (including, without limitation, all zoning and subdivision laws, setback requirements, parking ratio requirements and use requirements);

(vii)     Borrower has delivered to Lender forms of all documents necessary to release the Partial Release Property from the liens created by the applicable Security Instrument, Assignment of Leases and Rents and related UCC financing statements, each in appropriate form required by the state in which the Partial Release Property is located and otherwise satisfactory to Lender in all respects;

(viii)     If required by Lender, Borrower has delivered to Lender written confirmation from the Rating Agencies that the Partial Release will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities;

(ix)     Borrower has delivered a certificate certifying that the requirements set forth in this Section 5.34 have been satisfied;

(x)     Borrower has paid all amounts then due and unpaid under the Loan Documents through and including amounts due on the Partial Release Date and in connection with the Partial Release;

(xi)     Lender shall have received a copy of a deed conveying all of the Borrower’s right, title and interest in and to the Partial Release Property to an entity other than Borrower and SPE Party and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records of the appropriate recording office in which the Partial Release Property is located; and

(xii)     As of the Partial Release Date, and, after giving effect to the Partial Release, Lender shall have received evidence from Borrower indicating that Borrower and SPE Party no longer hold any interest in the owner of the Partial Release Property.

(b)     Reimbursement of Lender Expenses. Borrower agrees to pay all of Lender’s reasonable out-of-pocket expenses incurred in connection with reviewing and documenting such Partial Release (including, without limitation, the costs of obtaining confirmations of the Rating Agencies if required by Lender), which amounts must be paid by Borrower whether or not the proposed Partial Release is approved or executed. Upon Borrower’s failure to pay such amounts, and in addition to Lender’s remedies for Borrower’s failure to perform, the unpaid amounts shall be added to principal, shall bear interest at the Default Rate until paid in full and payment of such amounts shall be secured by the Security Instrument and other collateral given to secure the Loan.

(c)     Liens of Security Instrument Otherwise Unaffected. No Partial Release granted by Lender shall, in any way, impair or affect the lien or priority of any Security Instrument relating to the portion of the Property not included in the Partial Release or improve the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such Partial Release. The Security Instruments shall continue as a Lien and security interest on the portion of the Property not included in a Partial Release.

(d)     REMIC. Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and, immediately following a Partial Release pursuant to this Section 5.34, the ratio of the unpaid principal balance of the Loan to the value of the remaining Property is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust, based solely on real property and excluding any personal property and going concern value, if any), the principal balance of the Loan must be paid down by an amount equal to the least of the following amounts: (i) the fair market value of the Partial Release Property at the time of the release, or (ii) an amount such that the loan to value ratio of the Loan (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable securitization will not fail to maintain its status as a REMIC Trust as a result of the Partial Release.

5.35     MVB BANK AND EAGLEBANK.

(a)     Borrower shall, or shall cause Guarantor to, forward to Lender, within five (5) Business Days after receipt, a true and complete copy of any notice of default given under the MVB Bank Loan Documents or the EagleBank Loan Documents with respect to the MVB Bank Borrower or Michael Jacoby, as the case may be, or any Affiliate thereof.

(b)     Borrower shall, or shall cause Guarantor to, deliver to Lender a true and complete copy of the compliance certificate required to be given to MVB Bank under the MVB Bank Loan Documents concurrently with the delivery thereof to MVB Bank.

(c)     Neither the MVB Bank Loan Documents nor the collateral description under the EagleBank Loan Documents shall be amended, modified or supplemented without the prior written consent of Lender. If either loan evidenced by the MVB Bank Loan Documents or the EagleBank Loan Documents is refinanced or replaced, the collateral therefor may not include a security interest in Michael Jacoby’s ownership interests in Borrower, Broad Street Realty Inc. or Broad Street Operating Partnership, L.P. or any Affiliate of any of the foregoing entities without the prior written consent of Lender.

(d)     Except as expressly permitted as a Permitted Transfer, Michael Jacoby shall not grant any additional security interests to the lender under either the MVB Bank Loan Documents or the EagleBank Loan Documents.

5.36      PROPERTY SECURITY. With respect to the Coral Hills and Crestview Properties, Borrower covenants and agrees to implement and follow the terms and conditions of the Security Contracts relating thereto during the term of the Loan, including any extension or renewal hereof. Lender’s requirement that Borrower implement and comply with the Security Contracts shall not be deemed to constitute a waiver or modification of any of Borrower’s covenants and agreements with respect to maintaining the Property in a good and safe condition pursuant to Section 5.3.1 hereof.

6.     NOTICES & REPORTING

6.1     NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:	BIG Real Estate Finance I, LLC c/o Basis Investment Group, LLC 75 Broad Street, Suite 2110 New York, New York 10004 Attention: Tammy K. Jones Telecopier: (917) 591-8781

If to Borrower:	c/o Broad Street Realty, Inc. 7250 Woodmont Avenue, Suite 350 Bethesda, Maryland 20814 Attention: Michael Jacoby

with a copy to:	Shulman Rogers 12505 Park Potomac Avenue Potomac, Maryland 20854 Attention: Alexis Peters, Esq. Telecopier: (301) 230-2891

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery or refusal thereof; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

6.2     BORROWER NOTICES AND DELIVERIES. Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against Borrower or SPE Party which might materially adversely affect Borrower’s or SPE Party’s or Guarantor’s condition (financial or otherwise) or business or the Property; (ii) any material adverse change in Borrower’s or SPE Party’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of Borrower, SPE Party, Guarantor, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements in Borrower’s possession or reasonable control, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than once in any year, unless an Event of Default has occurred and is continuing), Borrower shall (x) furnish to Lender, within ten (10) days of Lender’s request, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) request, in writing, estoppel certificates from each tenant at the Property when requested by Lender, and use commercially reasonable efforts to deliver to Lender, within forty-five (45) days of Lender’s request, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property in form and substance reasonably satisfactory to Lender.

6.3     FINANCIAL REPORTING.

6.3.1     BOOKKEEPING. Borrower shall keep on a calendar year basis, in accordance with GAAP or tax accounting principles, in either case consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense and any services, Personal Property or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Borrower, Manager or any Affiliate of Borrower. Lender shall have the right from time to time during normal business hours upon at least five (5) days notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.3.2     ANNUAL AND QUARTERLY REPORTS. Borrower shall furnish to Lender annually, (i) within forty-five (45) days after each calendar quarter, unaudited financial statements of Borrower, and (ii) within ninety (90) days after each calendar year, a complete copy of Borrower’s unaudited annual financial statements reasonably acceptable to Lender, each in accordance with GAAP or tax accounting principles, in either case consistently applied, and containing balance sheets and statements of profit and loss for Borrower and the Property in such detail as Lender may request. Each such statement (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual Net Operating Income as well as (1) a list of tenants, if any, occupying more than twenty percent (20%) of the rentable space of the Property, (2) a breakdown showing (a) the year in which each Lease then in effect expires, (b) the percentage of rentable space covered by such Lease, (c) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (z) shall be accompanied by an Officer’s Certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property and has been prepared in accordance with GAAP or tax accounting principles, in either case consistently applied, and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it. Notwithstanding the foregoing, within thirty (30) days after Lender’s request, the annual financial statements required under this Section 6.3.2 shall be audited by an independent certified public accountant reasonably acceptable to Lender, unless Broad Street Realty, Inc. has filed, or caused to be filed, with the Securities and Exchange Commission annual audited consolidated 10-K statements and quarterly CPA-reviewed 10-Q statements. Lender hereby acknowledges that, as of the date hereof, BDO USA LLC is an acceptable independent certified public accountant.

6.3.3     MONTHLY REPORTS. Borrower shall furnish to Lender within, ten (10) days after Lender’s request, the following items: (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP or tax accounting principles, in either case consistently applied, to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender; and (ii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a delinquency report for the Property. Each such statement shall be accompanied by an Officer’s Certificate certifying (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP or tax accounting principles, in either case consistently applied (subject to normal year-end adjustments) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.4     OTHER REPORTS. Borrower shall furnish to Lender, within ten (10) Business Days after Lender’s reasonable request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower, SPE Party or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

6.3.5     ANNUAL BUDGET.

(a)     Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender by November 15th of each year during the Term (i) a proposed pro forma operating expense budget for the Property for the succeeding calendar year (the “Annual Operating Budget”) showing, on a month-by-month basis, in reasonable detail, each line item of Borrower’s anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder and (ii) promptly after preparation thereof, any revisions to such Annual Operating Budget. The Annual Operating Budget (and any revision thereof) shall be subject to reasonable approval by Lender. Each Annual Operating Budget approved by Lender is referred to herein as the “Approved Operating Budget”. Until such time that any Annual Operating Budget has been approved by Lender, the prior Annual Operating Budget or Approved Operating Budget (as the case may be) shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).

(b)     Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender by November 15th of each year during the Term, (i) a proposed pro forma capital expense budget for the Property for the succeeding calendar year showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (the “Annual Capital Budget”) and (ii) promptly after preparation thereof, any revisions to such Annual Capital Budget. The Annual Capital Budget (and any revision thereof) shall be subject to reasonable approval by Lender. Each Annual Capital Budget approved by Lender is referred to herein as the “Approved Capital Budget”.

6.3.6     BREACH. If Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 6.3 within thirty (30) days after the date upon which such Required Record is due, Lender shall have the option, upon fifteen (15) days’ prior written notice to Borrower, to gain access to Borrower’s books and records and prepare or have prepared at Borrower’s reasonable expense, any Required Records not delivered by Borrower. If a failure to deliver the Required Records in accordance with this Agreement occurs on more than two (2) separate occasions while the Loan is outstanding, it shall be an immediate Event of Default. The collection of the fees set forth above shall be in addition to Lender’s other rights and remedies under the Loan Documents and, until paid, shall be deemed added to the Debt, secured by the Security Instrument and shall bear interest at the Default Rate.

7.     INSURANCE; CASUALTY; CONDEMNATION

7.1     INSURANCE.

7.1.1     COVERAGE. Borrower, at its sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance for each individual Property:

(a)     Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including fire, lightning, flood, earthquake, windstorm/hail (including Named Storm), vandalism, and malicious mischief, boiler and machinery and coverage for damage or destruction caused by acts of “Terrorism” both foreign and domestic (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure for ordinance or law coverage, coverage for loss of value to the undamaged portion of the Improvements, demolition and increased cost of construction (which insurance for demolition and increased cost of construction may contain a sub-limit satisfactory to Lender). Each such insurance policy shall (i) be in an amount equal to one hundred percent (100%) of the then replacement cost of the Improvements without deduction for physical depreciation, (ii) have deductibles no greater than $25,000 per occurrence, except as approved for Named Storm coverage, which shall be subject to a deductible no greater than five percent (5%) of the total insurable value of the Property, (iii) be paid annually in advance and (iv) be written on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis. The insurance policies required under this subparagraph shall be endorsed to also provide guaranteed building replacement cost to the Improvements and such tenant improvements in an amount to be subject to the consent of Lender, which consent shall not be unreasonably withheld.

(b)     Flood insurance if any part of the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Flood Hazard Area, or such other Flood Zone if Lender so requires in its sole discretion. Such policy shall (i) be in an amount equal to (A) the maximum amount of building and, if applicable, contents coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended (collectively, the “Flood Insurance Acts”), plus (B) such additional or excess flood coverage as reasonably required by Lender and (ii) have a maximum permissible deductible of $5,000 per building or otherwise acceptable to Lender in its sole discretion.

(c)     Liability insurance, to be written on an occurrence basis with no deductible or self-insured retention, including (i) “Commercial General Liability Insurance” with no exclusion for foreign or domestic terrorism, (ii) “Owned”, “Hired” and “Non Owned Auto Liability” (if applicable); and (iii) umbrella/excess liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination with the Commercial General Liability Insurance limits of no less than $15,000,000 per occurrence and in the annual aggregate on per location basis. The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement and the other Loan Documents), “Products” and “Completed Operations Liability” coverage, if appropriate. Liquor Liability, Automobile Liability and Garage Keepers Liability, or any other liability coverage deemed appropriate given the Property type and exposure, may be required at the discretion of the Lender.

(d)     Rental loss and/or business interruption insurance (i) with loss payable to Lender, (ii) in an amount equal to 100% of the projected Gross Revenue and/or Rents for a period of at least twelve (12) months. The period of indemnification shall include the initial period of restoration, the period of time required to rebuild the Property following a casualty, and a six (6) month extended period of indemnity which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or until the limit for such coverage as required above is exhausted, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. In no event shall the period of indemnification, including the extended period of indemnity, be less than eighteen (18) months. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

(e)     Comprehensive boiler and machinery/equipment breakdown insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all boilers or pressure vessels and all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis (if applicable).

(f)     Worker’s compensation and disability insurance with respect to any employees of Borrower, as required by any Legal Requirement.

(g)     During any period of repair or restoration, and if such work is excluded under the “all risk” or “special form” and or Liability insurance policies, builder’s “all-risk” insurance or course of construction insurance in form and substance and with coverages and such limits as shall be required by Lender, on the so called completed value basis in an amount equal to not less than the full insurable value of the Property, insuring against such risks (including collapse of the Improvements to agreed limits) as Lender may request, and construction operations liability and/or Owner’s and Contractor’s Protective Liability (or its equivalent) on terms consistent with the coverage requirements set forth in Section 7.1.1(a) and (c) above, in form and substance acceptable to Lender.

(h)     Coverage to compensate for ordinance or law, if at any time the Property is deemed to be legal non-conforming use or structure, covering loss to the undamaged portion of the Improvements (with limits no less than 100% full replacement cost), and the cost of demolition and the increased cost of construction in amounts satisfactory to Lender.

(i)     Such other insurance (including environmental insurance and earthquake insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

(j)     Notwithstanding anything in subsection (a) and (d) above to the contrary, Borrower shall be required to obtain and maintain coverage in its property insurance Policy and its liability insurance Policies (or by a separate Policy) against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the “Full Replacement Cost” of the Property plus the rental loss and/or business interruption coverage required in subsection (d) above; provided that such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by subsection (a) and (d) above, Borrower shall, nevertheless be required to obtain coverage for terrorism (as stand-alone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Property plus the rental loss and/or business interruption coverage under clause (d) above; provided that such coverage is available. Borrower shall obtain the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 below (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any subsequent statute, reauthorization or extension thereof (collectively, “TRIPRA”) is in effect and continues to cover both foreign and domestic acts, Lender shall accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA.

7.1.2     POLICIES. All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 above shall (i) be issued by companies approved by Lender and authorized to do business in the State, with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), and a rating of “A:VIII” or better in the current Best’s Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee and loss payee (in the case of property and rental loss and/or business income insurance) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause/Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation on both the Property and Liability Policies in favor of Lender; (v) complete copies thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least thirty (30) days’ prior written notice of any cancellation of any of the Policies, provided, however, if cancellation is by reason of non-payment of premiums, then Lender shall receive at least ten (10) days’ prior written notice of same, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) the Non-Contributory Standard Mortgagee Clause/Lender’s Loss Payable Endorsement, or its equivalent, shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3 hereof) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrower shall deliver to Lender a complete copy of each Policy within thirty (30) days after its effective date, or if such Policy has not yet been issued, insurance binders, to be followed by complete copies of such Policies upon issuance thereof. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

7.1.3     BLANKET COVERAGE. Borrower may provide any required insurance under a blanket policy or policies covering the Property and Improvements and other property and assets not part of the Property, provided that Lender is provided a full schedule of locations and values for all properties on such blanket policy and such blanket policy: (a) otherwise complies with the requirements set forth in Sections 7.1.1 and 7.1.2; (b) except in the case of Liability Insurance, specifies how much coverage and which sub limits apply exclusively to the Improvements and that any allocated coverage shall equal or exceed the coverage amounts specified in the above Section 7.1.1; (c) must properly identify and fully protect the Property as if a separate policy were issued for 100% of the replacement cost, with sub limits as permitted herein, at the time of loss.

7.1.4     NO SEPARATE INSURANCE. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any of the Policies. Borrower may, however, carry insurance for the Improvements, in addition to the Policies, but only if such additional insurance: (a) does not violate or entitle the carrier to assert any defense or disclaim any primary coverage under any of the Policies; (b) mutually benefits Borrower and Lender, as their interests may appear; and (c) otherwise complies with the terms of this Agreement.

7.1.5     TRANSFERS. In the event of foreclosure of the Security Instrument or other transfer of title to the Property and Improvements in extinguishment in whole or in part of the Debt, and regardless of whether Lender shall have sought a deficiency judgment with respect thereto, all right, title and interest of Borrower in and to the Policies that are not blanket policies then in force concerning the Property and Improvements and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or its designee in the event of such other transfer of title.

7.2     CASUALTY.

7.2.1     NOTICE; RESTORATION. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

7.2.2     SETTLEMENT OF PROCEEDS. If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed $250,000, provided no Default or Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receive the insurance proceeds (the “Proceeds”). In the event of an Insured Casualty where the loss equals or exceeds $250,000 (a “Significant Casualty”), Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrower has demonstrated to Lender’s satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

7.3     CONDEMNATION.

7.3.1     NOTICE; RESTORATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

7.3.2     COLLECTION OF AWARD. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an “Award”) and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

7.4     APPLICATION OF PROCEEDS OR AWARD.

7.4.1     APPLICATION TO RESTORATION. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than fifteen percent (15%) of the unpaid Principal; (ii) in the reasonable judgment of Lender, the Property can be restored within six (6) months, and prior to six (6) months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property’s pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt; (iii) less than (x) thirty-five percent (35%), in the case of an Insured Casualty or (y) fifteen percent (15%), in the case of a Condemnation, of the rentable area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) Leases demising in the aggregate at least sixty-five percent (65%) of the total rentable space in the Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined); and (v) no Default or Event of Default shall have occurred and be then continuing, (vi) the REMIC Test shall be satisfied, and (vii) after completion of the restoration the Debt Yield is at least 6.5% if the Casualty occurs in the Initial Term or the first Extension Term and 6.75% if the Casualty occurs in the second Extension Term, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the “Restoration”), in the manner set forth herein. Borrower shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service and other reserve payments required hereunder, as reasonably determined by Lender.

7.4.2     APPLICATION TO DEBT. Except as provided in Section 7.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.3. Any such prepayment of the Loan shall be subject to the Exit Fee, but shall otherwise be without any Yield Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal on or prior to the Yield Maintenance Date.

7.4.3     PROCEDURE FOR APPLICATION TO RESTORATION. If Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrower’s expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

8.     DEFAULTS

8.1     EVENTS OF DEFAULT. An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a)     any portion of the Debt is not paid within five (5) days after the date when due, or Borrower shall fail to pay within five (5) days after the date when due any payment required under Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 or 3.9 hereof (unless during any Cash Management Period, sufficient funds are available in the relevant Subaccount on the applicable date) or Borrower shall fail to pay the Debt when due on the Maturity Date;

(b)     any of the Taxes or Other Charges are not paid when due (unless Lender is paying such Taxes or Other Charges pursuant to Section 3.3), subject to Borrower’s right to contest Taxes or Other Charges in accordance with Section 5.2;

(c)     the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

(d)     a Transfer other than a Permitted Transfer occurs;

(e)     any representation or warranty made by Borrower or any Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower or any Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f)     Borrower, SPE Party or any Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

(g)     a receiver, liquidator or trustee shall be appointed for Borrower, SPE Party or any Guarantor; or Borrower, SPE Party or any Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, SPE Party or any Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower, SPE Party or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, SPE Party or any Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 60 days;

(h)     Borrower breaches any covenant contained in Sections 5.12, 5.14, 5.19, 5.22 or 5.25;

(i)     Borrower breaches any covenant contained in Section 5.11.1(a) – (e), and such breach continues for more than ten (10) days after notice thereof;

(j)     except as expressly permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of all or any of portion of the Improvements without the prior written consent of Lender;

(k)     a default (beyond applicable notice and cure periods) under any agreement creating a Lien or encumbrance on the Property (including any reciprocal easement agreement or other covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property);

(l)     the forfeiture of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or Guarantor or any of their respective agents or representatives in connection therewith;

(m)     there shall have been rendered against Borrower a final judgment(s) for the payment of money in excess of $250,000 in the aggregate, and such judgment(s) shall have continued unsatisfied for a period of forty-five (45) days after the entry of such judgment(s);

(n)     an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs;

(o)     a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(p)     if any Guarantor that is a natural person dies or becomes incapacitated, unless one or more Persons who (x) individually or together with any other Guarantor, satisfies Lender’s net worth and liquidity requirements and (y) is otherwise acceptable to Lender, executes and delivers to Lender within ninety (90) days a replacement Guaranty in the same form as the Guaranty executed as of the date hereof;

(q)     if any of the assumptions contained in the non-consolidation opinion delivered to Lender in connection with the Loan, or any other non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect; or

(r)     a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section, for ten (10) days after notice to Borrower (and Guarantors, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days.

8.2     REMEDIES.

8.2.1     ACCELERATION. Upon the occurrence of an Event of Default (other than an Event of Default described in Sections 8.1 (f) and (g)) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium (if the Maturity Date is accelerated to a date on or prior to the Yield Maintenance Date), the Exit Fee and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in Sections 8.1(f) or (g), the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium (if applicable), Exit Fee and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2     REMEDIES CUMULATIVE. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Security Instrument has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

8.2.3     SEVERANCE. Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (and, in connection therewith, to bifurcate or otherwise modify the nature of the collateral that secures such notes) in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

8.2.4     DELAY. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Security Instrument to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Accounts or any other collateral.

8.2.5     LENDER’S RIGHT TO PERFORM. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Security Instrument and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

9.     SPECIAL PROVISIONS

9.1     SALE OF NOTE; SECONDARY MARKET TRANSACTION, SYNDICATION.

9.1.1     COOPERATION. (a) Borrower shall, at the request of Lender, in connection with one or more sales or assignments of the Note or participations therein (including, without limitation, any Syndication (as hereinafter defined)) or securitizations of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note, the Loan Agreement, the Security Instrument and the other Loan Documents (each such sale, assignment, Syndication, participation and/or securitization, a “Secondary Market Transaction”): (a) (i) provide such financial and other information with respect to the Property, Borrower, Guarantor and its Affiliates, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the “Provided Information”), (b) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Property, Borrower, Guarantor and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Property, Borrower, Guarantor and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrower and SPE Party from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrower’s organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that no such amendment shall result in a material economic change in the transaction.

(a)     Borrower acknowledges that Lender may syndicate a portion of the Loan to one or more lenders (the “Syndication”) and in connection therewith, Borrower will take all reasonable actions as Lender may reasonably request to assist Lender in its Syndication effort. Without limiting the generality of the foregoing and of Section 9.1.1(a), Borrower shall, at the request of Lender (i) facilitate the review of the Loan and the Property by any prospective lender; (ii) assist Lender and otherwise cooperate with Lender in the preparation of information offering materials (which assistance may include reviewing and commenting on drafts of such information materials and drafting portions thereof); (iii) deliver updated information on Borrower and the Property; (iv) make representatives of Borrower available at reasonable times and upon reasonable notice to meet with prospective lenders at tours of the Property and bank meetings; (v) facilitate direct contact between the senior management and advisors of Borrower and any prospective lender; and (vi) provide Lender with all information reasonably deemed necessary by it to complete the Syndication successfully. Borrower agrees to take such further action, in connection with documents and amendments to the Loan Documents, as may reasonably be required to effect such Syndication.

9.1.2     USE OF INFORMATION. Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Manager and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

9.1.3     BORROWER OBLIGATIONS REGARDING DISCLOSURE DOCUMENTS. In connection with a Disclosure Document, Borrower shall: (a) if requested by Lender, certify in writing that Borrower has carefully examined those portions of such Disclosure Document, pertaining to Borrower, Guarantor, the Property, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the “Underwriters”) retained by Lender or its issuing company affiliate (the “Issuer”) in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the “Registration Statement”), and each of the Issuer’s directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the “Lender Group”), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (the “Liabilities”) to which Lender, the Lender Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrower, Guarantor, Manager, the Property or the Loan (provided Borrower was given the opportunity to review said sections of the Disclosure Document), or arise out of or are based upon the omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading, provided, however, that Borrower shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower’s examination of such Disclosure Document.

9.1.4     RESTRUCTURING OF LOAN. Lender shall have the right, at any time (whether prior to or after any Secondary Market Transaction in respect of all or any portion of the Loan), to modify, split and/or sever the Loan one or more times in order to (a) create (i) one or more new loans (including first and second mortgage loans), (ii) one or more new notes (including senior and junior notes (i.e., A/B and A/B/C structure)), (iii) multiple components of the Note and/or (iv) one or more mezzanine loans (including amending Borrower’s organizational structure and the organizational documents of Borrower and its shareholders, partners, members and non-member managers to provide for one or more mezzanine borrowers), (b) reduce the number of loans, notes and/or components, (c) revise the interest rates of the loans, notes and/or components, (d) allocate and reallocate the principal balances of the loans, notes and/or components, (e) increase or decrease the monthly debt service payments for the loans, notes and/or components, (f) eliminate the multiple loan, note and/or component structure (including the elimination of the related allocations of principal and interest payments) or (g) otherwise achieve the optimum execution for a Secondary Market Transaction; provided, however, that in modifying, splitting and/or severing the Loan as provided above (1) Borrower shall not be required to modify the stated maturity of the Note, (2) the aggregate principal amount of all such loans, notes and/or components shall, on the date created, equal the outstanding Principal balance of the Loan immediately prior to the creation of such loans, notes and/or components, (3) the weighted average interest rate of all such loans, notes and/or components shall, on the date created, equal the interest rate applicable to the Loan immediately prior to the creation of such loans, notes and/or components (except that the weighted average interest rate may subsequently increase as a result of prepayments made in accordance with Section 2.9 hereof or following a Casualty, Condemnation or Event of Default), and (4) the scheduled debt service payments on all such loans, notes and/or components shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to the creation of such loans, notes and/or components. At Lender’s election, each note comprising the Loan may be subject to one or more Secondary Market Transactions. Lender shall have the right to modify, split and/or sever the Loan in accordance with this Section 9.1.4 and, provided that such modification, split and/or severance shall comply with the terms of this Section 9.1.4, it shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification, including, without limitation, an amendment to the Cash Management Agreement to reflect the newly created loans, notes and/or components. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect and modification, split and/or severance as described in this Section 9.1.4, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power.

9.1.5     FEES AND EXPENSES. Unless expressly required by the terms of this Article 9, Borrower shall not be responsible for the fees and expenses incurred by Lender in connection with the transactions contemplated by this Article 9; provided, however, Borrower shall be responsible for any and all fees and expenses incurred by Borrower in connection with its obligations under this Article 9.

10.     MISCELLANEOUS

10.1     EXCULPATION. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Security Instrument or to exercise its remedies against the Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):

(a)     fraud, willful misconduct, gross negligence, material misrepresentation or failure to disclose a material fact by or on behalf of Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any of their respective agents or representatives in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(b)     the forfeiture, seizure or loss of the Property or other Collateral, or any portion thereof, because of the conduct or purported conduct of criminal or other unlawful activity by Borrower or Guarantor or any of their respective agents or representatives in connection therewith;

(c)     material physical waste of the Property or any portion thereof, unless (i) the sole cause of such material physical waste is the failure to pay Approved Capital Expenses for which sufficient funds were then on deposit in the CapEx Reserve Subaccount at the time of such material physical waste, (ii) Borrower was entitled to a disbursement of funds from the CapEx Reserve Subaccount to pay for such Approved Capital Expenses in accordance with the terms and conditions of Section 3.4 hereof and (iii) Lender failed to disburse said funds from the CapEx Reserve Subaccount in accordance with the terms and conditions of Section 3.4 hereof;

(d)     after an Event of Default, the removal or disposal of any portion of the Property;

(e)     any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(f)     all Rents of the Property received or collected by or on behalf of the Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (except to the extent that (i) such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such sums and (ii) all Rents are (A) deposited directly by the tenants into the DACA Account and (B) swept by the Clearing Bank to the Cash Management Account in accordance with the terms of the Clearing Account Agreement, the Cash Management Agreement and Section 3.1 hereof);

(g)     misapplication, misappropriation or conversion by or on behalf of Borrower (including failure to turn over to Lender on demand following an Event of Default) of any gross revenues (including Rents, security deposits, advance deposits, any other deposits, rents collected in advance, funds held by Borrower for the benefit of another party and any Insurance Proceeds, Awards and Lease Termination Payments);

(h)     the failure to pay Taxes or Other Charges (except to the extent that sums sufficient to pay Taxes and Other Charges have been deposited in escrow with Lender pursuant to Section 3.3 hereof or to the extent that Gross Income from Operations is not sufficient to pay such Taxes or other Charges);

(i)     failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property or Collateral unless such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof in accordance with the terms of this Agreement;

(j)     the failure to pay the Insurance Premiums or obtain and maintain the fully paid for Policies in accordance with this Agreement (except to the extent that sums sufficient to pay Insurance Premiums have been deposited in escrow with Lender pursuant to Section 3.3 hereof or to the extent Gross Income from Operations is not sufficient to pay the subject Insurance Premiums);

(k)     the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including, without limitation, Sections 4.20 and Section 5.7 hereof, clauses (viii) through (xi) of Section 5.27 hereof and the Environmental Indemnity Agreement entered into by Borrower and Guarantor in favor of Lender;

(l)     any cost or expense incurred by Lender in connection with the enforcement of its rights and remedies against Guarantor under this Section 10.1, the Guaranty or the Environmental Indemnity;

(m)     any security deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Security Instrument or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the receipt by Borrower of notice of the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

(n)     the breach of any representation, warranty, covenant, or indemnification set forth in Sections 5.1, 5.12 and 5.35 hereof;

(o)     fees or commissions paid by Borrower to any Affiliate after the occurrence and during the continuance of any Event of Default and/or in violation of the Loan Documents, other than property management fees and leasing commissions paid to a Manager which is an Affiliate of Borrower pursuant to the Management Agreement, unless terminated by Lender pursuant to Section 5.11.2 hereof;

(p)     Borrower’s failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value, unless approved by Lender in writing;

(q)     the breach of any representation, warranty, covenant or indemnification set forth in Article 6 hereof or any other reporting and budget approval covenants in the Loan Documents;

(r)     the payment by Lender of any transfer tax incurred as a result of the exercise of remedies by Lender;

(s)     the breach of any representation, warranty, covenant, or indemnification set forth in Article 9 hereof, other than Borrower’s covenant to pay fees and expenses pursuant to Section 9.1.5 hereof;

(t)     Borrower fails to cooperate or to cause Guarantor or SPE Party to cooperate with Lender to effect a sale, syndication or securitization of the Loan and/or senior and junior mezzanine components thereof, as required under the Loan Documents;

(u)     any liabilities of Borrower existing as of the date of the closing of Loan due to the failure of Borrower to comply with the Special Purpose Bankruptcy Remote Entity requirements set forth herein prior to such date;

(v)     the breach of any representation set forth in that certain Landlord Estoppel Certificate issued by Borrower to Lender as of the date hereof; or

(w)     with respect to each Property other than the Coral Hills Property identified on Schedule 5 attached hereto, any such Property is not entitled to be restored to its current use and characteristics in accordance with all applicable Legal Requirements following a Casualty or Condemnation or Borrower’s abandonment of the Property.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Springing Recourse Event”):

(i)     an Event of Default described in Section 8.1(d) hereof shall have occurred;

(ii)     a breach of the covenants set forth in Section 5.12 hereof and such breach is cited as a factor in a court’s decision that results in a substantive consolidation (other than a substantive consolidation petitioned for or joined in by Lender) of Borrower with any other Person in a proceeding;

(iii)     the occurrence of any Bankruptcy Action and/or condition or event described in either Section 8.1(f) hereof or Section 8.1(g) hereof and, with respect to such condition or event described in Section 8.1(g) hereof, either Borrower, SPE Party or Guarantor, or any Person owning an interest (directly or indirectly) in Borrower, SPE Party, or Guarantor (other than shareholders of Broad Street Realty, Inc. and unitholders of limited partnership interests in Broad Street Operating Partnership LP who (in each case) are not Affiliates, officers, directors or employees of Broad Street Realty, Inc. and/or Broad Street Operating Partnership LP), or any agent of any of the foregoing, consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or fails to contest such condition or event;

(iv)     if Guarantor, Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Security Instrument or any other Loan Document, seeks a defense (other than raising a good-faith defense), judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan; or

(v)     an Anchor Tenant Trigger Event occurs; provided, however, Borrower’s and Guarantor’s liability under this clause (v) shall be limited to the amount of (A) $10,650,000.00 if the Anchor Tenant Trigger Event relates to Shoppers Food Warehouse Corp. or its successors and/or assigns, and (B) $11,550,000.00 if the Anchor Tenant Trigger Event relates to Green Paradise Henrico, LLC, d/b/a New Grand Mart, or its successors and/or assigns; provided, further, however, Borrower’s and Guarantor’s liability under this clause (v) shall terminate with respect to the Anchor Tenant which is the subject of the Anchor Tenant Trigger Event at such time that an Anchor Tenant Trigger Cure Event has occurred with respect to the subject Anchor Tenant Trigger Event.

10.2     BROKERS AND FINANCIAL ADVISORS. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan, other than Robert W. Baird & Co. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

10.3     RETENTION OF SERVICER AND CUSTODIAN.

(a)     Lender reserves the right to retain the Servicer and any special servicer to act as its agent(s) hereunder with such powers as are specifically delegated to the Servicer and any special servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall also pay the monthly servicing fees charged by the Servicer. Borrower shall pay any reasonable fees and expenses of the Servicer and any special servicer in connection with a release of the Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer and any special servicer hereunder on behalf of Lender.

(b)     Lender reserves the right to retain a document custodian to act as its agent(s) hereunder with such powers as are specifically delegated to any such custodian by Lender, whether pursuant to the terms of this Agreement, any custodial agreement or similar agreement entered into as a result of a Secondary Market Transaction, or otherwise, together with such other powers as are reasonably incidental thereto. Subject to the limitations set forth in Section 5.26 hereof, Borrower shall also pay the monthly custodial fees charged by any such custodian. Borrower shall pay any reasonable fees and expenses of the custodian in connection with a release of the Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by the custodian hereunder on behalf of Lender.

10.4     SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect until the Debt has been indefeasibly paid in full, or such longer period if expressly set forth in this Agreement. All Borrower’s covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5     LENDER’S DISCRETION. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Additionally, whenever in this Agreement or any other Loan Document, Lender agrees to not unreasonably withhold, condition or delay its consent, such agreement to not unreasonably withhold, condition or delay its consent shall only apply if no Event of Default is continuing, and if an Event of Default is continuing, Lender shall have the right to withhold, condition or delay its consent in its sole and absolute discretion.

10.6     GOVERNING LAW.

(a)     THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)     ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

COGENCY GLOBAL INC.
122 EAST 42ND STREET, 18TH FLOOR
NEW YORK, NY 10168

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.7     MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount. Lender’s actions in making a Future Advance or a disbursement of any Reserves in accordance with this Agreement shall not be deemed to be a waiver by Lender of any then existing uncured Default or Event of Default, whether known or unknown to Lender.

10.8     TRIAL BY JURY. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.9     HEADINGS/SCHEDULES/EXHIBITS. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules and Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

10.10     SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11     PREFERENCES. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply (or having so applied, to reverse and reapply) any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or in part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.12     CERTAIN WAIVERS. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower. Without limiting any of the other provisions contained herein, Borrower hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

10.13     REMEDIES OF BORROWER. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower’s behalf.

10.14     PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.15     OFFSETS, COUNTERCLAIMS AND DEFENSES. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have (including with respect to any Future Funding Obligation or any default or dispute relating thereto) against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

10.16     PUBLICITY. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the Lender Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender. Notwithstanding the foregoing, Lender’s prior written approval shall not be required with respect to any regulatory filings with state and/or federal securities regulatory Governmental Authorities (e.g., Form 10-K, Form 10-Q and Form 8-K), as long as the descriptions of the Loan Documents, the Loan, Lender or any member of the Lender Group (to the extent applicable) are substantially the same as those descriptions set forth in the Form 8-K of Broad Street Realty, Inc. dated on or about the date hereof, a copy of which has been approved by Lender. Except to the extent required under any applicable Legal Requirement, any modifications to the descriptions of the Loan Documents, the Loan, Lender or any member of the Lender Group (to the extent applicable) which cause such descriptions not to be substantially the same as those descriptions set forth in the Form 8-K of Broad Street Realty, Inc. dated on or about the date hereof, shall be subject to Lender’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lender shall have the right to issue any of the foregoing without Borrower’s approval.

10.17     NO USURY. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.18     CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

10.19     NO THIRD PARTY BENEFICIARIES. The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20     YIELD MAINTENANCE PREMIUM. Borrower acknowledges that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made (or, in the event of acceleration of the Maturity Date, required to be made) to Lender on or prior to the Yield Maintenance Date, for any reason whatsoever, whether voluntary, as a result of Lender’s acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrower agrees that, except as expressly provided in Section 7.4.2 or elsewhere in this Agreement, all such prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium. Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrower’s obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan except as expressly permitted hereunder.

10.21     ASSIGNMENT. The Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned, pledged, delegated, participated or otherwise transferred by Lender and any of its successors and assigns to any Person without Borrower’s or Guarantor’s consent at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Borrower may not assign and/or delegate, as applicable, its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

10.22     SET-OFF. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.23     COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

10.24     RIGHT OF FIRST OFFER TO REFINANCE LOAN. In the event that Borrower intends to refinance all or any portion of the Property, Borrower shall provide written notice to Lender of such intent, which written notice shall identify the material terms on which Borrower intends to so refinance the Property (the “Refinance Notice”). Lender shall have the right to elect to provide such refinancing by delivering to Borrower within five (5) Business Days after receipt of the Refinance Notice written notice of such election (the “Election Notice”). Following such election, Lender and Borrower shall negotiate in good faith the terms and conditions of such refinancing and shall endeavor to execute a term sheet with respect thereto within ten (10) Business Days after Lender’s delivery of the Election Notice to Borrower. In the event that Lender elects not to deliver the Election Notice or Borrower and Lender are not able to agree on the terms and conditions of Borrower’s refinancing of the Property and execute a term sheet within the applicable time periods set forth herein, Borrower shall be free to consummate the refinancing of the Property at any time.

10.25     PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, SPE Party or Guarantor, or any of their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

10.26     WAIVER OF STAY. Borrower agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Borrower from paying all or any portion of the Debt or which may affect the covenants or the performance of this Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

[No Further Text on This Page; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

BSV COLONIAL OWNER LLC,
BSV LAMONTICELLO OWNER LLC,
BSV WEST BROAD COMMONS LLC,
each a Virginia limited liability company

BSV CRESTVIEW SQUARE LLC,
BSV CORAL HILLS LLC,

each a Maryland limited liability company

BSV DEKALB LLC,
a Pennsylvania limited liability company

By: /s/ Michael Z. Jacoby

Name: Michael Z. Jacoby

Title: Chief Executive Officer

LENDER:

BIG REAL ESTATE FINANCE I, LLC,
a Delaware limited liability company

By: /s/ Richard Cadigan
Name:     Richard Cadigan
Title:   Authorized Signatory

SCHEDULE 1

DEFINITIONS

The following terms have the meanings set forth below:

“Accounts” shall have the meaning set forth in Section 3.11 hereof.

“Account Collateral” shall mean: (i) the Accounts, and all Cash, checks, drafts, Letters of Credit, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iii) to the extent not covered by clauses (i) - (ii) above, all “proceeds” (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

“Acceptable Counterparty” shall have the meaning set forth in Section 2.7.1(a) hereof.

“Act” shall have the meaning set forth in the definition of Single Member Bankruptcy Remote LLC herein.

“Affiliate” means as to any Person, any other Person: (i) directly or indirectly controlling, controlled by, or under common control with, the first Peron; or (ii) that is a director or officer of such Person or of an Affiliate of such Person.

“Agreement” means this Loan Agreement (including all schedules, exhibits, annexes and appendices hereto), as the same may be amended or modified from time to time.

“Anchor Tenant” shall mean, individually and collectively, as the context may require, (i) Shoppers Food Warehouse Corp., its successors and/or assigns, and (ii) Green Paradise Henrico, LLC, d/b/a New Grand Mart, its successors and/or assigns, and any replacement tenant of an Anchor Tenant reasonably acceptable to Lender.

“Anchor Tenant Lease” shall mean, individually and collectively, as the context may require, (i) that certain Lease dated December 1, 1986 by and between BSV Coral Hills LLC, as successor in interest, as landlord, and Shoppers Food Warehouse Corp., as successor in interest, as tenant, as same may be amended, modified, supplemented and/or assigned from time to time, and (ii) that certain Lease dated April 11, 2017 by and between BSV West Broad Commons LLC, as landlord, and Green Paradise Henrico, d/b/a New Grant Mart, as tenant, as same may be amended, modified, supplemented and/or assigned from time to time.

“Anchor Tenant Premises” shall mean, individually and collectively, as the context may require, the premises demised pursuant to an Anchor Tenant Lease.

“Anchor Tenant Rollover Reserve Cap” shall mean (i) with respect to Shoppers Food Warehouse Corp., its successors and/or assigns, and any replacement tenant thereof, the sum of One Million One Hundred Forty Thousand and 00/100 Dollars ($1,140,000.00), and (ii) with respect to Green Paradise Henrico, LLC, d/b/a New Grand Mart Shoppers Food, its successors and/or assigns, and any replacement tenant thereof, the sum of One Million One Hundred Forty Thousand and 00/100 Dollars ($1,140,000.00).

“Anchor Tenant Trigger Cure Event” shall mean: (a) if the Anchor Tenant Trigger Event was caused solely by the occurrence of clause (a) in the definition of “Anchor Tenant Trigger Event”, such time that the subject Anchor Tenant has affirmed its lease in bankruptcy and has provided Lender with an estoppel certificate reasonably acceptable to Lender certifying that, among other things, its lease is in full force and effect, there is no default beyond any applicable notice and cure periods under the subject lease, the subject Anchor Tenant is in physical occupancy of its premises and is paying the full, unabated base rent required under its lease, and its lease has not been modified (or, if modified, such modifications have been approved by Lender in writing); (b) if the Anchor Tenant Trigger Event is caused solely by the occurrence of clause (b) in the definition of “Anchor Tenant Trigger Event”, such time that (i) the respective Anchor Tenant Premises are physically occupied by tenant(s) acceptable to Lender in its reasonable discretion pursuant to an executed lease agreement(s) acceptable to Lender in its reasonable discretion, (ii) tenant(s) has delivered to Lender an estoppel certificate or such other evidence in form and substance reasonably acceptable to Lender confirming that, among other things, its lease is in full force and effect, there is no default beyond any applicable notice and cure periods under the subject lease, tenant(s) has commenced paying the full, unabated rent required under its lease, and tenant(s) has accepted unconditional possession of the Anchor Tenant Premises with no outstanding tenant allowances (unless funds at least equal to such tenant allowances have been deposited into the Rollover Reserve Account); (c) if the Anchor Tenant Trigger Event is caused solely by the occurrence of clause (c) in the definition of “Anchor Tenant Trigger Event”, such time that (i) Anchor Tenant has delivered to Lender an estoppel certificate in form and substance reasonably acceptable to Lender certifying that, among other things, its lease is in full force and effect, there is no default beyond any applicable notice and cure periods under the subject lease, said Anchor Tenant has been in physical occupancy of and operating its business in its demised premises and has been paying the full, unabated base rent required under its lease for the immediately preceding four (4) calendar months, and (ii) Anchor Tenant is paying the full, unabated rent required under its lease; (d) if the Anchor Tenant Trigger Event is caused solely by the occurrence of clause (d) in the definition of “Anchor Tenant Trigger Event”, such time that (i) the Anchor Tenant has cured all defaults pursuant to the terms of its lease and to the reasonable satisfaction of Borrower and Lender and (ii) Anchor Tenant has delivered to Lender an estoppel certificate or such other evidence in form and substance reasonably acceptable to Lender confirming that, among other things, its lease is in full force and effect, there is no default under the subject lease, and Anchor Tenant is in physical occupancy of its demised premises and is paying the full, unabated base rent required under its lease; or (e) if the Anchor Tenant Trigger Event is caused solely by the occurrence of clause (e) in the definition of “Anchor Tenant Trigger Event”, such time that (i) the Anchor Tenant has executed a renewal of its lease extending the term thereof for an additional term of no less than five (5) years beyond the expiration date of the then current term and upon other terms and conditions reasonably acceptable to Lender, provided that all tenant improvements with respect to the Anchor Tenant Premises have been completed or Borrower has deposited an amount equal to 125% of the cost of all such tenant improvements, as calculated by Lender, into the Rollover Reserve Account, unless otherwise agreed to by Lender in its sole discretion, or (ii) if the subject Anchor Tenant does not so renew its lease, then the conditions set forth in clause (b) hereof have been satisfied in accordance with the terms hereof.

“Anchor Tenant Trigger Event” shall mean that the Anchor Tenant (a) is subject to a Bankruptcy Action, (b) provides notices of its intent to terminate its lease early or terminates its lease during the term of this Loan, (c) provides notice of its intent to go dark or actually goes dark during the term of this Loan, (d) defaults under the terms of the applicable lease beyond any applicable notice and cure period, or (e) fails, per the terms of its lease, to provide six (6) months’ notice of its intent to renew, provided, however, if the lease is silent on providing notice to renew, no later than six (6) months prior to the scheduled lease renewal date.

“Annual Capital Budget” shall have the meaning set forth in Section 6.3.5 hereof.

“Annual Operating Budget” shall have the meaning set forth in Section 6.3.5 hereof.

“Applicable Taxes” shall have the meaning set forth in Section 2.3.3 hereunder.

“Appraisal” shall mean an appraisal of the Property prepared, at the expense of Borrower, not more than one hundred eighty (180) days prior to the relevant date with respect to which an appraisal shall be required hereunder by a member of the American Institute of Real Estate Appraisers selected by Lender, which appraisal shall (i) meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), (ii) be prepared on as “as is” basis, and (iii) otherwise be in form and substance satisfactory to Lender.

“Approved Capital Budget” shall have the meaning set forth in Section 6.3.5 hereof.

“Approved Capital Expenses” means Capital Expenses incurred by Borrower, provided that such Capital Expenses shall either be (i) included in the Annual Capital Budget that has been approved by Lender for the current calendar month or (ii) approved by Lender.

“Approved CapEx Expenses” means Capital Expenses incurred by Borrower with respect to the renovation of the Property in accordance with plans and specifications therefor approved by Lender in accordance with the terms of this Agreement.

“Approved Leasing Expenses” means actual out-of-pocket expenses incurred by Borrower and payable to third parties that are not Affiliates of Borrower or any Guarantor (other than Broad Street Realty, LLC, provided that the terms of clause (B) hereof are satisfied) in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions with Leases which do not require Lender’s approval under the Loan Documents, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

“Approved Operating Budget” shall have the meaning set forth in Section 6.3.5 hereof.

“Approved Operating Expenses” means operating expenses incurred by Borrower which (i) are included in the Approved Operating Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electricity, gas, oil, water, sewer or other utility service to the Property or (iii) have been approved by Lender.

“Award” shall have the meaning set forth in Section 7.3.2 hereof.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing in any legal proceeding, its insolvency or inability to pay its debts as they become due, except to the extent the failure to make such admission would be a violation of Applicable Law.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other federal or state bankruptcy or insolvency law.

“Bankruptcy Proceeding” shall have the meaning set forth in Section 4.7 hereof.

“Borrower’s Recourse Liabilities” shall have the meaning set forth in Section 10.1 hereof.

“Business Day” means any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

“CapEx Reserve Subaccount” shall have the meaning set forth in Section 3.4 hereof.

“Capital Expenses” means expenses that are capital in nature or required under GAAP to be capitalized.

“Cash Collateral Subaccount” shall have the meaning set forth in Section 3.10 hereof.

“Cash Management Account” shall have the meaning set forth in Section 3.1 hereof.

“Cash Management Bank” means a bank or depository selected by Lender in its discretion to hold the Cash Management Account.

“Cash Management Period” means the period commencing on the occurrence of a Cash Trap Trigger Event until the occurrence of a Cash Trap Trigger Event Cure; and ending upon Lender giving notice to the Clearing Bank that the sweeping of funds into the Cash Management Account may cease, which notice Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full, or (2) the Stated Maturity Date has not occurred and a Cash Trap Trigger Event Cure has occurred and no other Cash Trap Trigger Event has occurred.

“Cash Trap Trigger Event” shall mean (i) an Event of Default, (ii) a DSCR Trigger Event (iii) an Anchor Tenant Trigger Event and (iv) a Guarantor Debt Default Trigger Event.

“Cash Trap Trigger Event Cure” shall mean (i) in the case of a Cash Trap Trigger Event occurring under sub-paragraph (i) of the definition of Cash Trap Trigger Event, that the Event of Default causing the Cash Trap Trigger Event has been cured and that for two (2) consecutive calendar quarters since the commencement of the existing Cash Management Period no Default or Event of Default has occurred and is continuing, (ii) in the case of a Cash Trap Trigger Event occurring under sub-paragraph (ii) of the definition of Cash Trap Trigger Event, that a DSCR Cure Event has occurred, (iii) in the case of a Cash Trap Trigger Event occurring under sub-paragraph (iii) of the definition of Cash Trap Trigger Event, an Anchor Tenant Trigger Cure Event has occurred, and (iv) in the case of a Cash Trap Trigger Event occurring under sub-paragraph (iv) of the definition of Cash Trap Trigger Event, a Guarantor Debt Default Trigger Cure Event has occurred.

“Casualty” shall have the meaning set forth in Section 7.2.1 hereof.

“Casualty/Condemnation Prepayment” shall have the meaning set forth in Section 2.4.2 hereof.

“Casualty/Condemnation Subaccount” shall have the meaning set forth in Section 3.8 hereof.

“Change in Control” means the occurrence of any of the following:

(a)     any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or interests shall have different voting powers) of the voting stock or voting interests of Broad Street Realty, Inc. equal to at least fifty percent (50%);

(b)     as of any date a majority of the Board of Directors or similar body (the “Board”) of Broad Street Realty Inc. or Borrower consists of individuals who were not either (i) directors of Broad Street Realty Inc. or Borrower as of the corresponding date of the previous year (except with respect to the first year, the applicable corresponding date shall be the date of this Agreement), or (ii) selected, nominated or approved to become directors or trustees by the Board of Broad Street Realty Inc. or Borrower of which a majority consisted of individuals described in clause (i) above, or (iii) selected or nominated to become directors or trustees by the Board of Broad Street Realty, Inc. or Borrower, which majority consisted of individuals described in clause (i) above and individuals described in clause (ii) above;

(c)     (i) Michael Jacoby shall cease to be a director on, and chairman of, the Board of Broad Street Realty, Inc. and chief executive officer of Broad Street Realty, Inc. and actively involved in the daily activities and operations of Broad Street Realty, Inc. and Borrower, and (ii) a competent and experienced Person acceptable to Lender shall not be approved by Lender in Lender’s sole and absolute discretion within ninety (90) days of such event; or

(d)     Borrower is liquidated or dissolved or adopts a plan of liquidation.

“Clearing Bank” shall have the meaning set forth in Section 3.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and the applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean the Property, the Accounts, the Reserve Funds, the Personal Property, the Rents, the Account Collateral, and all other real or personal property of Borrower or any guarantor that is at any time pledged, mortgaged or otherwise given as security to Lender for the payment of the Debt under the Security Instrument, this Agreement or any other Loan Document.

“Condemnation” shall have the meaning set forth in Section 7.3.1 hereof.

“Control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, or to veto material decisions pertaining to such Person, or to veto material decisions pertaining to such Person, whether through the ownership of voting securities, by contract or otherwise. Where expressions of such as “[name of party] or any Affiliate” are used, the same shall refer to the named party and any Affiliate of the named party. Further, the Affiliates of any Person that is an entity shall include all natural persons who are officers, agents, directors, managers, members, partners, or employees of the entity Person.

“DACA Account” shall have the meaning set forth in Section 3.1 hereof.

“Debt” means the unpaid Principal, all interest accrued and unpaid thereon, the Exit Fee, any Yield Maintenance Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

“Debt Service” means, with respect to any particular period, the greater of (i) scheduled Principal and interest payments due under the Note in such period, or (ii) the product of (A) the outstanding Principal as of the end of such period multiplied by (B) the Interest Rate.

“Debt Service Coverage Ratio” means a ratio calculated by Lender in which:

(i)     the numerator is the Underwritten Net Cash Flow for the twelve (12) full calendar month period immediately preceding the date of calculation as set forth in the financial statements required under this Loan Agreement; and

(ii)     the denominator is the aggregate amount of Debt Service which would be due and payable for such period.

“Debt Yield” means as of any date, the ratio (expressed as a percentage) calculated by Lender of (i) the Underwritten Net Cash Flow for the twelve (12) month period ending with the most recently completed calendar month to (ii) the unpaid Principal.

“Deemed Approval Requirements” shall mean, with respect to any request for approval under Section 5.9 hereof, that (i) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) Borrower shall have sent Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Approval Notice”), which such Approval Notice shall have been (A) accompanied by any and all information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Approval Notice shall have been marked “PRIORITY: DEEMED APPROVAL MAY APPLY”, and (iii) Lender shall have failed to respond to the Approval Notice within the aforesaid time frame. For purposes of clarification, Lender requesting additional and/or clarified information, in addition to approving or denying any request (in whole or in part), shall be deemed a response by Lender for purposes of the foregoing.

“Default” means the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” means a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate, compounded monthly.

“Disclosure Document” shall have the meaning set forth in Section 9.1.2 hereof.

“DSCR Cure Event” shall mean that the Debt Service Coverage Ratio, as determined by Lender in its sole discretion, is equal to or greater than 1.20:1 for two (2) consecutive calendar quarters.

“DSCR Trigger Event” shall mean the Debt Service Coverage Ratio, as determined by Lender in its sole discretion, is less than 1.10:1 for one (1) calendar quarter.

“EagleBank” shall mean EagleBank, a subsidiary of Eagle Bancorp, Inc.

“EagleBank Loan Documents” shall mean those certain loan documents listed on Schedule 10 attached hereto.

“Easements” shall have the meaning set forth in Section 4.14 hereof.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s, and “F-1” by Fitch in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s.

“Environmental Laws” shall have the meaning set forth in Section 4.20 hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

“Excess Cash” means as of each Payment Date during the continuance of a Cash Management Period, the amount of Rents, if any, remaining in the Cash Management Account after the application of all of the payments required under clauses (i) through (iv) of Section 3.11.1 hereof.

“Exchange Act” shall have the meaning set forth in Section 9.1.2 hereof.

“Existing TI/LC Subaccount” shall have the meaning set forth in Section 3.13 hereof.

“Exit Fee” means the sum of $334,250.00, which amount shall be reduced by the aggregate amount of all incremental payments of the Exit Fee made on any prepayment of less than all of the outstanding Principal balance from time to time (calculated at 0.50% of the Principal amount prepaid).

“Extension Term” shall have the meaning set forth in Section 2.9 hereof.

“Extended Maturity Date” shall have the meaning set forth in Section 2.9 hereof.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, as of the date of the applicable financial report.

“General Construction Work Requirements” shall mean that, in connection with any work proposed to be undertaken at the Property for which Borrower has delivered a request for any Future Advance or any Reserve Funds, or for which Borrower has requested Lender’s approval of such work under the Loan Documents, (a) Borrower shall have provided to Lender, Servicer and any construction consultant: (i) evidence satisfactory to Lender of the estimated cost of completion of the work, including a construction budget, (ii) a contract for such work that is satisfactory to Lender, (iii) evidence of immediately available funds in addition to the Reserve Funds, as applicable, requested by Borrower, which in the aggregate are sufficient in Lender’s judgment to complete the proposed work, (iv) a title search for the Property indicating that it is free from all Liens not previously approved by Lender, (v) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements (including, if applicable, any future advance endorsement), bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s discretion, (vi) all plans and specifications for such work, such plans and specifications to be approved by Lender prior to commencement of any work, and (vii) architectural, engineering and other third party reports as Lender shall reasonably request; and (b) Lender shall, at its option and at Borrower’s expense, have retained a consultant to review and approve all requests relating to such disbursements and/or work, which approval shall also be a condition precedent to such disbursement and/or work; (c) no payment made prior to the final completion of the work shall exceed ninety percent (90%) of the value of the work performed from time to time; (d) funds other than the Reserve Funds shall be disbursed prior to disbursement of such Reserve Funds and (e) at all times, the undisbursed balance of such Reserve Funds remaining in the hands of Lender, together with funds deposited for that purpose by or on behalf of Borrower, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the work, free and clear of all Liens or claims for Lien (and if such amount is at any time insufficient, Borrower shall deposit with Lender such additional funds as Lender reasonably determines are required for such purpose).

“Governmental Authority” means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

“Gross Income from Operations” shall mean all income, computed in accordance with GAAP or tax accounting principles, in either case consistently applied, derived from the ownership and operation of the Property from whatever source, including, but not limited to, the Rents, utility charges, escalations, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, security deposits, interest on credit accounts, utility and other similar deposits, interest on credit accounts, interest on the Reserve Funds, and any disbursements to Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Security Instrument or the creation of any intervening estate or interest in the Property or any part thereof.

“Guarantor” shall mean, individually and collectively, as the context requires, Michael Jacoby, an individual, Thomas M. Yockey, an individual, and Broad Street Realty Inc., a Delaware corporation, or any other Person that now or hereafter guarantees any of Borrower’s obligations hereunder or any other Loan Document.

“Guarantor Debt Default Trigger Cure Event” shall mean MVB Bank or EagleBank, as the case may be, unconditionally waives, or accepts the cure of, in writing, the subject default by the MVB Bank Borrower under the MVB Bank Loan Documents or Michael Jacoby under the EagleBank Loan Documents, as the case may be, and delivers to Lender an estoppel certificate, or such other evidence in form and substance reasonably acceptable to Lender, from the subject lender evidencing same, in form and substance acceptable to Lender.

“Guarantor Debt Default Trigger Event” shall mean any default by (i) Michael Jacoby, as a guarantor of the loan evidenced by the MVB Loan Documents, or the MVB Bank Borrower under the MVB Bank Loan Documents, or (ii) Michael Jacoby under the EagleBank Loan Documents; provided, however, if (A) EagleBank unconditionally and irrevocably releases all of its right, title and interest in and to the collateral for the loan evidenced by the EagleBank Loan Documents (namely, Michael Jacoby’s pledge of his right, title and interest in and to 472,384 limited partnership units in Broad Street Operating Partnership, LP), and (B) Borrower delivers to Lender written evidence of any such release, including, without limitation, a filed copy of the UCC-3 termination financing statement terminating the subject security interest and an estoppel certificate from EagleBank, in form and substance acceptable to Lender, then the Guarantor Debt Default Trigger Event described in this clause (ii) (i.e., a default by Michael Jacoby under the EagleBank Loan Documents) shall have no further force or effect.

“Hazardous Substances” shall have the meaning set forth in Section 4.20 hereof.

“Improvements” shall have the meaning set forth in the Security Instrument.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.27 hereof.

“Indemnified Party” shall have the meaning set forth in Section 5.27 hereof.

“Independent Director/Manager” means a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Director/Manager and who is not, will not be while serving as Independent Director/Manager (except pursuant to, if applicable, an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director/Manager to become a “special member” upon such sole member’s ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)     a stockholder, shareholder, partner, member, director (other than as an Independent Director/Manager), officer, employee, partner, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect parent of Borrower;

(ii)     a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower (other than as an Independent Director/Manager);

(iii)     a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person; or

(iv)     a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director/Manager of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director/Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director/Manager of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director/Manager of Borrower if such individual is an independent director or special manager provided by a Nationally Recognized Service Company that provides professional independent directors and special managers and also provides other corporate services in the ordinary course of its business.

“Initial Advance” shall have the meaning set forth in Section 2.2 hereof.

“Insured Casualty” shall have the meaning set forth in Section 7.2.2 hereof.

“Insurance Premiums” shall have the meaning set forth in Section 7.1.2 hereof.

“Interest Period” means (i) the period from the date hereof through the last day of the calendar month, and (ii) each period thereafter from the first (1st) day of each calendar month through the last day of each calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, in the event Lender shall have elected to change the date on which scheduled payments under the Loan are due, as described in the definition of “Payment Date”, from and after the effective date of such election, each Interest Period shall commence on the day of each month in which occurs such changed Payment Date and end on the day immediately preceding the following Payment Date, as so changed.

“Interest Rate” means for any Interest Period, the greater of (a) the Spread plus LIBOR for such Interest Period, rounded up to the next highest one-eighth of one percent and (b) 6.125% (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

“Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.7.1 hereof.

“Issuer” shall have the meaning set forth in Section 9.1.3 hereof.

“Key Principal” means Michael Jacoby, an individual.

“Late Payment Charge” shall have the meaning set forth in Section 2.6.3 hereof.

“Lease Termination Payments” means any of the following in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding) (i) all fees, penalties, commissions or other payments made to Borrower, (ii) any security deposits or proceeds of letters of credit held by Borrower in lieu of cash security deposits, which Borrower is permitted to retain pursuant to the applicable provision of any Lease, and (iii) any payments made to Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

“Lease” means all leases, subleases and other rental agreements, licenses or similar arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity at or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

“Legal Requirements” means statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) affecting Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

“Lender Group” shall have the meaning set forth in Section 9.1.3 hereof.

“Letter of Credit” shall mean a transferable, clean, irrevocable, unconditional, standby letter of credit in form, substance and amount reasonably satisfactory to Lender in its reasonable discretion, issued or confirmed by a commercial bank with a long term debt obligation rating of “A” or better (or a comparable long term debt obligation rating) as assigned by the Rating Agencies and otherwise satisfactory to Lender in its reasonable discretion (the “Issuing Bank”). The Letter of Credit shall be payable upon presentation of a sight draft only to the order of Lender at a bank in New York City. The Letter of Credit shall have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods for the term of the Loan (unless such Letter of Credit provides that the Issuing Bank may elect not to renew the Letter of Credit upon written notice to the beneficiary at least thirty (30) days prior to its expiration date) and shall provide for multiple draws.

“Liabilities” shall have the meaning set forth in Section 9.1.3 hereof.

“LIBOR” means, with respect to any Interest Period, the rate per annum which is equal to the rates for deposits in U.S. Dollars, for a period equal to one month, which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related Determination Date. If such interest rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, then LIBOR shall be determined from such financial reporting service as Lender shall reasonably determine and use with respect to its other loan facilities on which interest is determined based on LIBOR. If two or more such rates appear on Reuters Screen LIBOR01 Page or associated pages, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates, absent manifest error. Notwithstanding the foregoing, if LIBOR cannot be determined in accordance with the first sentence of the definition of “LIBOR”, then Lender may use a successor to the LIBOR benchmark upon its determination in its commercially reasonable judgment that such successor index has become generally accepted in the commercial mortgage lending industry as a replacement to LIBOR for monthly pay floating rate obligations. For purposes hereof, (i) “Determination Date” shall mean, with respect to any Interest Period, the date which is two Eurodollar Business Days prior to the Payment Date occurring during such Interest Period; and (ii) “Eurodollar Business Day” shall mean a day on which commercial banks are open for general business (including in U.S. Dollar deposits) in London, England.

“Licenses” shall have the meaning set forth in Section 4.11 hereof.

“Lien” means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanics’, materialmen’s and other similar liens and encumbrances.

“Loan” shall have the meaning set forth in Section 2.1 hereof.

“Loan Document” means this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including, the following, each of which is dated as of the date hereof: (i) the Promissory Note made by Borrower to Lender in the maximum principal amount of the Loan (the “Note”), (ii) those certain mortgages or deeds of trust made by Borrower, to a trustee as applicable, in favor of Lender which encumbers the Property (collectively, the “Security Instrument”), (iii) those certain Assignments of Leases and Rents from Borrower to Lender (collectively the “Assignment of Leases and Rents”), (iv) the Deposit Account Control Agreement (the “Clearing Account Agreement”) among Borrower, Lender and PNC Bank, National Association, (v) the Guaranty of Recourse Obligations (the “Guaranty”) made by Guarantor, (vi) the Environmental Indemnity Agreement (the “Environmental Indemnity”) made by Guarantor and Borrower, (vii) the Interest Rate Cap Assignment and Security Agreement from Borrower to Lender, (viii) the Assignment of Management Agreement and Subordination of Management Fees from Manager to Lender, and (ix) the Cash Management Agreement; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan-to-Value Ratio” means a ratio, as determined by Lender, in which, as of any date of determination by Lender: (i) the numerator is equal to the outstanding Principal balance of the Loan, and (ii) the denominator is equal to the appraised value of the Property based on an Appraisal.

“Manager” means Broad Street Realty, LLC, a Maryland limited liability company, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.11.

“Management Agreement” means, individually and collectively, as the context may require, those certain Property Management and Leasing Agreement between Borrower and Manager listed on Schedule 6 attached hereto.

“Mandatory Prepayment” shall have the meaning set forth in Section 2.4.2 hereof.

“Material Adverse Change” shall have the meaning set forth in Section 2.9(d).

“Material Alteration” means any (i) individual alteration affecting (A) structural elements of the Property, (B) a roof of the Property or (C) any building system of the Property or (ii) non-structural alteration the cost of which exceeds $250,000; provided, however, that in no event shall any of the following constitute a Material Alteration (a) any Required Repairs, (b) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (c) alterations performed as part of a Restoration.

“Material Lease” means any Lease which (i) individually or in the aggregate with respect to the same tenant and its Affiliates, covers at least ten thousand (10,000) square feet of the Improvements (inclusive of expansion options), (ii) is for a term longer than ten (10) years (inclusive of renewal options), (iii) has a gross annual rent of less than ninety (90%) percent of the existing rental rates for leases being replaced, (iv) wholly or partially replaces an Anchor Tenant Lease, (v) is to an Affiliate of Borrower or any Guarantor, or (vi) grants the tenants thereunder a right or an option to purchase the Property or a right of first refusal to purchase the Property.

“Maturity Date” means the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date or the Extended Maturity Date (if applicable), by declaration of acceleration, or otherwise.

“Minor Lease” means any Lease that is not a Material Lease.

“MVB Bank” shall mean MVB Bank, a subsidiary of MVB Financial Corp.

“MVB Bank Loan Documents” shall mean those certain loan documents listed on Schedule 9 attached hereto.

“MVB Bank Borrower” shall mean, collectively, Broad Street Operating Partnership, L.P., Broad Street Realty, Inc. and Broad Street Realty, LLC.

“Nationally Recognized Service Company” means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

“Net Operating Income” means for any period, the actual net operating income of the Property after deducting therefrom deposit to (but not withdrawals from) any reserves required under this Agreement.

“Notice” shall have the meaning set forth in Section 6.1 hereof.

“O&M Program” shall mean, individually and collectively, as the context may require, with respect to the Property, those certain Asbestos-Containing Material Operations & Maintenance Plans listed on Schedule 8 attached hereto, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Obligations” shall mean Borrower’s obligation to pay the Debt, perform its obligations under the Note, this Agreement and the other Loan Documents and perform each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document, and shall include, without limitation, all “Obligations” as defined in the Security Instrument.

“Officer’s Certificate” means a certificate delivered to Lender by Borrower which is signed by an authorized signatory of Borrower certifying as to the matters set forth therein, as required by the terms and conditions of this Agreement, with any exceptions thereto to be expressly set forth in writing.

“Operating Expense Subaccount” shall have the meaning set forth in Section 3.7 hereof.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Partial Release” shall have the meaning set forth in Section 5.34 hereof.

“Partial Release Date” shall have the meaning set forth in Section 5.34 hereof.

“Partial Release Price” means an amount equal to 120% of the loan amount allocated to the individual Property subject to the Partial Release as set forth on Schedule 5.

“Partial Release Property” means each of the four (4) individual Properties listed on Schedule 5.

“Payment Date” means the first (1st) day of each calendar month or, if such a day is not a Business Day, the next Business Day; provided, however, Lender may elect once during the Term, in its sole discretion, to change the date on which scheduled payments are due under the Loan upon written notice thereof to Borrower setting forth such changed date, in which event, upon the effective date of such notice, the Payment Date hereunder shall be the date set forth therein.

“Permitted Encumbrances” means (i) the Liens created or specifically permitted to exist by the terms of the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or similar Liens on the Property provided that any such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien and (v) such other title and survey exceptions as Lender approves in writing in Lender’s sole and absolute discretion.

“Permitted Indebtedness” shall have the meaning set forth in Section 5.19 hereof.

“Permitted Investments” means any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to Lender that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Securities:

(i)     any money market fund so long as the money market fund is rated “AAA M” or “AAA M-G” by each Rating Agency (or, if not rated by any Rating Agency other than S&P, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Securities); and

(ii)     such other obligations as are acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Lender, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Securities;

provided, however, that the investments must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; and provided, further, that, with respect to each investment described above, in the judgment of Lender, such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (x) such instrument or security evidences a right to receive only interest payments or (y) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Permitted Transfers” means:

(i)     a Lease entered into in accordance with the Loan Documents; or

(ii)     a Permitted Encumbrance; or

(iii)     a Transfer of an interest (direct or indirect) in Borrower (other than the membership interest held by SPE Party, or a direct Transfer of an interest in SPE Party) to any Person, including, without limitation, (1) the sale, Transfer or issuance of shares of common stock in a publicly traded entity, provided such shares of common stock are listed or admitted to trading on the New York Stock Exchange or another nationally recognized stock exchange or are quoted in the over-the-counter market by OTC Markets Group Inc. (or similar organization or agency succeeding to it) (“Public Entity Transfers”), and (2) the sale, Transfer, issuance or redemption of any units of limited partnership in Broad Street Operating Partnership LP, including in connection with the redemption thereof in accordance with the organizational documents of Broad Street Operating Partnership LP, and (3) Transfers of any interest in any Person who owns shares of common stock in Broad Street Realty, Inc. or units of limited partnership in Broad Street Operating Partnership LP (“Upstream Holder Transfers”); or

(iv)     the granting of any pledge by Michael Jacoby of any securities held by him in Broad Street Realty, Inc. and/or Broad Street Operating Partnership LP, in each case, pursuant to the terms of the EagleBank Loan Documents and/or the MVB Loan Documents;

provided that, with respect to clauses (i) through (iv) hereof: (A) such Transfer shall not (x) cause the transferee (other than Key Principal), together with its Affiliates, to acquire Control of Borrower or SPE Party or to increase its direct or indirect interest in Borrower or SPE Party to an amount which equals or exceeds forty-nine percent (49%) or (y) result in a Change in Control; (B) after giving effect to such Transfer, Key Principal shall continue to own at least two percent (2%) of the equity interests (direct or indirect) in Borrower; (C) if such Transfer would cause the transferee to acquire or increase its direct or indirect interest in Borrower or SPE Party in or to an amount which equals or exceeds twenty percent (20%), Lender shall have approved in its reasonable discretion such proposed transferee, which approval shall be based upon Lender’s satisfactory determination as to the reputable character and creditworthiness of such proposed transferee, as evidenced by credit and background checks performed by Lender and such other financial statements and other information reasonably requested by Lender; (D) except with respect to Public Entity Transfers and Upstream Holder Transfers, Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not more than thirty (30) days after the date of such Transfer; and (E) the legal and financial structure of Borrower and its members and the single purpose nature and bankruptcy remoteness of Borrower and its members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements (and Borrower’s representations and warranties set forth in Section 4.1 continues to be true and correct, and no Event of Default shall have occurred under Section 5.12).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary action in such capacity on behalf of an of the foregoing.

“Personal Property” shall have the meaning set forth in the Security Instrument.

“Plan” means (i) an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

“Policies” shall have the meaning set forth in Section 7.1.2 hereof.

“Principal” means the maximum principal amount of $66,850,000.00 or so much thereof as shall have been advanced hereunder and remain outstanding from time to time.

“Proceeds” shall have the meaning set forth in Section 7.2.2 hereof.

“Property” means the parcel of real property and Improvements thereon owned by Borrower and encumbered by the Security Instrument; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the granting clauses of the Security Instrument and referred to therein as the Trust Property.

“Proposed Material Lease” shall have the meaning set forth in Section 5.9.2 hereof.

“Provided Information” shall have the meaning set forth in Section 9.1.1 hereof.

“Qualified Carrier” shall have the meaning set forth in Section 7.1.1 hereof.

“Qualified Manager” shall mean a reputable and experienced professional management organization (a) which manages, together with its Affiliates, ten (10) properties of a type, quality and size similar to the Property which are located in the same geographic vicinity as the Property, and totaling in the aggregate no less than 3,500,000 square feet and (b) prior to whose employment as manager of the Property such employment shall have been approved by Lender.

“Rating Agency” means each of S&P Global (f/k/a Standard & Poor’s Rating Services), a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc. (“Fitch”) or any other nationally recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

“Registration Statement” shall have the meaning set forth in Section 9.1.3 hereof.

“Remedial Work” shall have the meaning set forth in Section 5.7.2 hereof.

“REMIC Test” shall mean if the Loan is included in a REMIC Trust and (a) any portion of the Property is sought to be released from the lien of the Mortgage, whether in connection with a Casualty or Condemnation or otherwise, and (b) immediately after any such release the ratio of the unpaid principal balance of the Loan to the value of the remaining Property, after taking into account any proposed Restoration of the remaining Property is greater than one hundred twenty-five percent (125%) (based solely on real property and excluding any personal property or going concern value) (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust, it being understood that Lender shall not require a new or updated appraisal to make such determination so long as there is another commercially reasonable valuation method available to Lender, which may include a buyer’s purchase price in the case of a contemporaneous arm’s length sale or a broker’s price opinion so long as such method is a commercially reasonable valuation method permitted to a REMIC Trust, as determined in Lender’s sole discretion), the outstanding Principal balance must first be paid down by a “qualified amount” as such term is defined in Internal Revenue Service Revenue Procedure 2010-30, as the same may be modified, supplemented, superseded or amended from time to time (regardless of whether Borrower or Lender actually receive or are entitled to receive any related Net Proceeds in the case of a Casualty or Condemnation), unless Lender receives an opinion of counsel that, if the foregoing prepayment is not made, the applicable REMIC Trust will neither fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or be subject to any tax, in either case, as a result of such release. If and to the extent the release is in connection with a Casualty or Condemnation, and if Borrower shall have otherwise satisfied each of the conditions to release of Net Proceeds, only such amount of the Net Proceeds then held or controlled by Lender, if any, in excess of the “qualified amount” required to pay down the principal balance of the Loan may be released for purposes of Restoration or released as otherwise expressly provided in Section 7.4.1. Any prepayment made under this definition shall be accompanied by payment of the Yield Maintenance Premium, except that so long as no Event of Default shall have occurred and be continuing, no Yield Maintenance Premium shall be due in connection with any such prepayment made by reason of a release in connection with a Casualty or Condemnation. Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with confirming compliance with or enforcing the terms and provisions of this definition.

“REMIC Trust” means any “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code that holds any interest in all or any portion of the Loan.

“Rent” means all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

“Rent Roll” shall have the meaning set forth in Section 4.16 hereof.

“Required Repairs” shall have the meaning set forth in Section 3.2.1 (and further described on Schedule 2) hereof.

“Required Repairs Subaccount” shall have the meaning set forth in Section 3.2.2 hereof.

“Reserve Funds” shall mean the escrow or reserve funds established by the Loan Documents, including, but not limited to, those described in Section 2.2.2, Article 3, Section 7.4.1 and Section 7.4.3.

“Restoration” shall have the meaning set forth in Section 7.4.1 hereof.

“Rollover Reserve Subaccount” shall have the meaning set forth in Section 3.5.1 hereof.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1.1 hereof.

“Securities” shall have the meaning set forth in Section 9.1.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.1.2 hereof.

“Security Contracts” means, individually and collectively, as the context may require, (i) that certain Vendor Service Agreement dated as of April 5, 2019 between BSV Coral Hills LLC and Sitruc Consulting Group LLC, as amended from time to time, and (ii) that certain Vendor Service Agreement dated as of December 30, 2016 between BSV Crestview Square LLC and Eagle Protection Services, Inc., as amended from time to time.

“Security Deposit Subaccount” shall have the meaning set forth in Section 3.9 hereof.

“Servicer” means a servicer selected by Lender to service the Loan.

“Significant Casualty” shall have the meaning set forth in Section 7.2.2 hereof.

“Single Member Bankruptcy Remote LLC” means a limited liability company organized under the laws of the State of Delaware with only one member which at all times since its formation and at all times thereafter (i) complies with the following clauses of the definition of Special Purpose Bankruptcy Remote Entity: (i)(A), (ii)(A), (iii), (iv), (ix), (x), (xi) through (xxxiii); (ii) has maintained and will maintain its accounts, books and records separate from any other person; (iii) has and will have an operating agreement which provides that the business and affairs of such entity shall be managed by or under the direction of a board of one or more directors/managers designated by the sole member of the Single Member Bankruptcy Remote LLC (“Sole Member”), and at all times there shall be at least one (1) duly appointed Independent Director/Manager on the board of directors/managers, and the board of directors/managers will not take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors/managers unless, at the time of such action there is at least one (1) member of the board of directors/managers who is an Independent Director/Manager, and all of the directors and the Independent Director/Manager shall have participated in such vote; (iv) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the person acting as an Independent Director/Manager of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as the sole member of Borrower (the “Special Member”) and shall preserve and continue the existence of Borrower without dissolution, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director/Manager, (C) no Independent Director/Manager may be removed or replaced unless the company provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director/Manager, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director/Manager, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director/Manager, and (D) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Borrower; (v) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”) or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (E) to the fullest extent permitted by law, each of Sole Member and the Special Member shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.

“Sole Member” shall have the meaning set forth in the definition of Single Member Bankruptcy Remote LLC herein.

“SPE Party” means [intentionally omitted]. Lender acknowledges and agrees that Borrower is not a limited liability company with multiple members and therefore Borrower’s structure does not require an SPE Party.

“Special Member” shall have the meaning set forth in the definition of Single Member Bankruptcy Remote LLC herein.

“Special Purpose Bankruptcy Remote Entity” means:

(x)      a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:

(i)     was and will be organized solely for the purpose of (A) owning the Property or (B) acting as sole member of Borrower or (C) acting as a general partner of the Borrower;

(ii)     has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or of the sole member of such entity, or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii)     has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property or its sole member, as applicable;

(iv)     has not engaged, sought or consented to and will not engage in, seek or consent to any division, dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(v)     if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations or limited liability companies;

(vi)     will have at least one (1) Independent Director/Manager, and has not caused or allowed and will not cause or allow the board of directors/managers of such entity to take any action requiring the unanimous affirmative vote of 100% of the directors/managers of its board of directors/managers unless, at the time of such action there is at least one (1) member of the board of directors/managers that is an Independent Director/Manager and all of the directors/managers and the Independent Director/Manager shall have participated in such vote, and the organizational documents of such entity shall provide that no Independent Director/Manager may be removed or replaced unless such entity provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director/Manager, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director/Manager, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director/Manager;

(vii)     if such entity is a limited liability company that is not a Single Member Bankruptcy Remote LLC, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation or limited liability company and such corporation or limited liability company, as applicable, is the managing member of such limited liability company;

(viii)     if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding;

(ix)     has not, and without the unanimous consent of all of its partners, directors or members (including the Independent Director/Manager), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file or consent to a bankruptcy, insolvency or reorganization petition or otherwise institute or consent to insolvency proceedings or otherwise seek or consent to any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action that might cause such entity to become insolvent;

(x)     has remained and will remain solvent and has maintained and will endeavor to maintain adequate capital in light of its contemplated business operations, provided that Gross Income from Operations is sufficient to satisfy same;

(xi)     has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii)     has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns (except that Borrower may file or may include its filing as part of a consolidated federal tax return, to the extent required and/or permitted by Applicable Law, provided that there shall be an appropriate notation indicating the separate existence of Borrower and its assets and liabilities);

(xiii)     has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv)     has not commingled and will not commingle its funds or assets with those of any other Person;

(xv)     has held and will hold its assets in its own name;

(xvi)     has conducted and will conduct its business in its name,

(xvii)     has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (B) such assets shall be listed on Borrower’s own separate balance sheet;

(xviii)     has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xix)     has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx)     has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xxi)     (a) if such entity owns the Property, has and will have no indebtedness other than Permitted Indebtedness, or (b) if such entity is the SPE Party, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as sole member of Borrower which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred;

(xxii)     has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xxiii)     has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxiv)     has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationary, invoices and checks;

(xxv)     except in connection with the Loan, will not pledge its assets for the benefit of any other Person;

(xxvi)     has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxvii)     has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxviii)     has not made and will not make loans to any Person;

(xxix)     has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxx)     has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxxi)     has and will have no obligation to indemnify its partners, officers, directors, members or Special Member, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxxii)     will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents; and

(xxxiii)     will consider the interests of its creditors in connection with all corporate, partnership or limited liability actions, as applicable.

“Spread” means three and eighty-five hundredths percent (3.85%) per annum.

“Springing Recourse Event” shall have the meaning set forth in Section 10.1 hereof.

“State” means the state, commonwealth or territory of the United States of America in which the Property is located.

“Stated Maturity Date” means January 1, 2023.

“Subaccounts” shall have the meaning set forth in Section 3.1 hereof.

“Tax and Insurance Subaccount” shall have the meaning set forth in Section 3.3 hereof.

“Taxes” means all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

“Term” means the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Title Company” shall mean Fidelity National Title Insurance Company.

“Title Insurance Policy” means the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Security Instrument.

“Toxic Mold” means any toxic mold or fungus at the Property which is of a type (i) that might pose a significant risk to human health or the environment or (ii) that would negatively impact the value of the Property.

“Transfer” means (i) any sale, conveyance, transfer, Lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of the Property (including any legal or beneficial direct or indirect interest therein), (y) any direct or indirect interest in Borrower (including any profit interest), or (z) any direct or indirect interest in SPE Party or (ii) any change of Control of Borrower or SPE Party. For the purposes hereof, (i) a Transfer of an interest in Borrower or SPE Party shall be deemed to include (A) if Borrower or SPE Party or controlling shareholder of Borrower or SPE Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (B) if Borrower or SPE Party or controlling shareholder of Borrower or SPE Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the interest of any partner, joint venturer or member, or such entity dividing into two (2) or more separate entities and allocating any of such entity's assets, liabilities, rights and/or obligations between or among such entities, and (ii) change of Control of Borrower or SPE Party shall be deemed to have occurred if (A) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower (or SPE Party) to take some action or to prevent, restrict or impede Borrower (or SPE Party) from taking some action which, in either case, Borrower (or SPE Party) could take or could refrain from taking were it not for the rights of such individual or entity, or group of individuals or entities or (B) the individual or entity or group of individuals or entities that Control Borrower (and SPE Party) as described in clause (A) ever ceases to own at least no less than 10% of the equity interests (direct or indirect) in Borrower.

“UCC” means the Uniform Commercial Code as in effect in the State, the state in which any of the Accounts are located, or any other State applicable to any collateral for the Loan, as the case may be.

“Underwriter Group” shall have the meaning set forth in Section 9.1.3 hereof.

“Underwriters” shall have the meaning set forth in Section 9.1.3 hereof.

“Underwritten Net Cash Flow” (UNCF) shall be equal to the Property’s operating income minus operating expenses during such period and adjusted as follows:

(i)     Operating income will be adjusted: (A) subject to clause (F) hereof, to include only fixed rents based on leases in place for tenants who are in occupancy, open for business and paying rent; (B) to include percentage rent but only to the extent it is determined by Lender to be stabilized and recurring; (C) to exclude rents from temporary or month to month tenants, provided, however, that such income will be included only to the extent it is determined by Lender to be stabilized and recurring; (D) to exclude rents from tenants expiring in the next 90 days (from the date of determination), unless such tenant has renewed or it is determined by Lender in its discretion that such tenant is likely to renew; (E) to exclude rents from tenants operating under bankruptcy protection, unless each such tenant has affirmed its Lease in the subject bankruptcy proceeding; (F) to exclude rents from any tenant which is not in occupancy and operating its business; provided, however, in connection with Lender’s calculation of the Debt Service Coverage Ratio, other than in connection with an extension of the term pursuant to Section 2.9 hereof, rents attributable to any executed Lease which has been approved by Lender in writing (to the extent that Lender’s approval is required pursuant to the terms of this Agreement) shall be included in operating income notwithstanding that the tenant thereunder might not yet be in occupancy and operating its business therein, provided that (a) the subject tenant has irrevocably and unconditionally accepted delivery and possession of its demised premises, (b) the subject tenant has no early termination rights pursuant to its Lease and (c) the subject tenant is irrevocably and unconditionally obligated to commence paying the rent required under its Lease within six (6) months from the date of Lender’s calculation of Underwritten Net Cash Flow; (G) to exclude rents from any tenant which is an affiliate of Borrower; (H) to exclude rents from any tenant which is more than one month delinquent in payment of rent; (I) to mark any above market leases to market rents; (J) to reflect any rent adjustments or cancellation option in any leases; (K) to include reimbursements not in excess of corresponding expense items, based on such trailing 12 month period; (L) to include other income on a case-by-case basis but only to the extent it is determined by Lender to be both stabilized and recurring; and (M) a vacancy and credit loss allowance equal to the greater of (1) the actual weighted average vacancy and/or credit loss for all of the Properties, and (2) the market weighted average vacancy and/or credit loss for all of the Properties; and

(ii)     Operating expenses will be adjusted to reflect: (A) the greater of (1) the actual expenses for the trailing 12 month period (except real estate taxes, ground rent (if applicable), insurance, and utilities inflated by 3%, which will be included at their stabilized, recurring levels), and (2) the average actual annual expenses over the past three years but excluding any non-recurring items and capital expenses; (B) a normalized allowance for costs of free rent and downtime; (C) tenant improvement and leasing commissions equal to $0.82 per occupied square foot per annum; (D) a reserve for capital expenses equal to at least $0.20 per square foot of rentable space per annum; (E) a management fee equal to the greater of the actual management fee or 3% of effective gross income; and (F) other adjustments as determined by Lender in its sole but reasonable discretion consistent with its due diligence findings and prevailing market conditions.

In determining UNCF, all pro forma adjustments to revenue and expenses shall be approved by Lender in its sole but reasonable discretion.

“Welfare Plan” means an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

“West Broad SSDS Installation Work” shall mean the installation of Sub-Slab Depressurization Systems at the West Broad Property (identified on Schedule 5) under the premises currently occupied by Yen Ching Restaurant and the premises previously occupied by $1.25 Cleaners, as recommended by Lender’s environmental consultant and reasonably approved by Lender, as more particularly set forth in that certain Phase II Environmental Site Assessment dated December 19, 2019, prepared by EBI Consulting (EBI Project No. 1219000407), with respect to the West Broad Property.

“West Broad SSDS Subaccount” shall have the meaning set forth in Section 3.14 hereof.

“Yield Maintenance Date” means the twenty-fourth (24th) Payment Date after the closing of the Loan; provided that if Lender elects to change the Payment Date set forth herein on the date hereof as provided in the definition of “Payment Date”, then for all purposes of this Agreement the Yield Maintenance Date shall be and become the same day of the month and year as the day in the month to which Lender elects to change the Payment Date.

“Yield Maintenance Premium” means, with respect to any payment or prepayment of Principal (or acceleration of the Loan) on or before the Yield Maintenance Date, the aggregate amount of interest that would have been due to Lender with respect to the amount of Principal being prepaid or repaid, for the period from and after the date of the prepayment to and including the Yield Maintenance Date, assuming the Loan had not been prepaid, at the Interest Rate as of the date of the prepayment, it being expressly understood and agreed that the payment of the Yield Maintenance Premium (if and when required pursuant to the terms of the Note and this Agreement) shall be in addition to the payment of any Exit Fee applicable to any payment or prepayment of Principal (or acceleration of the Loan).